EXHIBIT 10.2
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                             STOCKHOLDERS AGREEMENT

                         Dated as of December 22, 2004

                                  By and Among

                             AMH HOLDINGS II, INC.

                                      and

                       THE STOCKHOLDERS SIGNATORY HERETO



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                             STOCKHOLDERS AGREEMENT

          This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of December 22, 2004, by and among AMH Holdings II, Inc., a Delaware corporation (the "Company"), Harvest Partners III, L.P., a Delaware limited partnership, Harvest Partners III Beteiligungsgesellschaft Burgerlichen Rechts (mit Haftungsbeschrankung), a German limited liability partnership, Harvest Partners IV, L.P., a Delaware limited partnership, and Harvest Partners IV GmbH & Co. KG, a German limited partnership, (each, a "Harvest Fund" and, collectively, the "Harvest Funds"), the holders of Preferred Stock set forth on Schedule I attached hereto each such holder individually a "Preferred Holder," and collectively, the "Preferred Holders"), the financial investors listed on
Schedule II attached hereto (each, a "Financial Investor" and, collectively, the "Financial Investors"), certain stockholders of the Company listed on the Executive Signature Page hereto (collectively, the "Executives") and, for purposes of Section 4.2 of this Agreement, Apollo Investment Corporation ("Apollo").

                             W I T N E S S E T H :

          WHEREAS, the Company, AMH Holdings, Inc. ("Holdings") and the Stockholders have entered into the Restructuring Agreement, dated as of the date hereof, pursuant to which the Company will effect a restructuring upon the terms and subject to the satisfaction or waiver of the conditions set forth therein (the "Restructuring") and, among other things, amend the Company's Certificate of Incorporation to include a Certificate of Designations authorizing the issuance of the Preferred Stock, as amended from time to time (the "Certificate of Designations");

          WHEREAS, this Agreement is being entered into pursuant to the Restructuring and the Stock Purchase Agreement dated as of December 5, 2004, by and among Holdings, Harvest Partners, Inc., a New York corporation, and the other parties signatory thereto (the "Stock Purchase Agreement");

          WHEREAS, the Stockholders own the Preferred Stock and the Common Stock in the amounts set forth on Schedule III attached hereto;

          WHEREAS, (i) the Company has adopted a Stock Option Plan (as defined below), and (ii) Holdings has in place its AMH Holdings, Inc. 2002 Stock Option Plan (the "Holdings Plan"), in each case for certain members of management and key employees of the Company and its subsidiaries, and pursuant to such plans any Equity Securities (including shares of common stock issuable under the Holdings Plan and immediately exchangeable for shares of Common Stock (as defined below) of the Company) issuable upon exercise of the Stock Options (as defined below) shall be subject to, and have the benefit of, the terms of this Agreement to the extent expressly provided for herein;

          WHEREAS, Holdings and the Existing Investors are party to an Amended and Restated Stockholders Agreement (the "Holdings Stockholders Agreement"), dated as of March 4, 2004, which Holdings and the Existing Investors desire to terminate herewith; and

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          WHEREAS, the Company and the Stockholders each desire to enter into this Agreement to, inter alia, regulate and limit certain rights relating to the Equity Securities and to limit the sale, assignment, transfer, encumbrance or other disposition of such Equity Securities and to provide for the consistent and uniform management of the Company as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

          SECTION 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          "Adjusted Cash Flow" shall mean, for any period, (a) the EBITDA of the Company and its Subsidiaries for such period less (b) capital expenditures (as determined in accordance with GAAP) of the Company and its Subsidiaries for such period.

          "Affiliate" shall mean, with respect to any Person, any other Person
     (a) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (b) with respect to Abbott Capital Private Equity Fund III, L.P., GE Capital Equity Capital Group, Inc. and Private Equity Portfolio Fund II, LLC, advised or managed by, such Person and (c) with respect to any Investcorp Investors, with whom Investcorp S.A. or any Affiliate thereof has any administrative relationship with respect to securities of the Company. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Aggregate Liquidation Preference Amount" shall have the meaning set forth in the Certificate of Designations.

          "AMHI" shall have the meaning set forth in Section 4.1(a) of this Agreement.

          "Apollo" shall have the meaning set forth in the preamble to this Agreement.

          "Applicable Law" shall mean, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

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          "Approved Recapitalization" shall mean any Recapitalization:

               (a) that occurs after the date that is thirty-two (32) months after the date hereof,

               (b) that does not result in (x) the projected annual blended cost of funds under the Company's consolidated indebtedness for the period after the closing date of the Recapitalization (including interest and fees, but excluding legal fees and other similar costs of issuance, with (i) interest of floating rate indebtedness being deemed equal to the interest rate (or if there is an option of several floating rates, such as one or more "LIBOR" and "Base" rates, the lowest rate) in effect on the date of the commitment (or if there is no commitment, the date of the proposal letter) for the related bank financing, in each case taking into consideration the maximum rate of interest that would be charged under any "market flex" provision contained therein except as provided below (the "Determination Date"), (ii) upfront fees being amortized over the term of such indebtedness and (iii) the principal amount of revolving indebtedness being deemed equal to the principal amount projected to be outstanding on the closing date of the Recapitalization), being in excess of (y) the annual blended cost of funds of the Company's consolidated indebtedness (with upfront fees paid in connection therewith treated on a basis consistent with clause
          (ii) of the parenthetical in the foregoing clause (x)) for the period of four consecutive fiscal quarters ended most recently prior to the Determination Date,

               (c) that does not result in the ratio of (i) consolidated indebtedness of the Company as of the closing date of the Recapitalization, net of cash and cash equivalents of the Company and its Subsidiaries, to (ii) Bank Adjusted EBITDA of the Company and its Subsidiaries for the period of twelve (12) consecutive monthly fiscal periods ended most recently prior to the closing date of the Recapitalization for which financial statements are available, exceeding five (5) to one (1),

               (d) in which any new indebtedness incurred in connection therewith (including under any amended, or amended and restated financing) shall be on terms and conditions (other than those addressed in clause (b) above) that, taken as a whole, are not less favorable in all material respects to the Company and its Subsidiaries than the indebtedness of the Company and its Subsidiaries immediately prior to such Recapitalization, and

               (e) the net proceeds of which are applied, pursuant to Section 4.7, to the repurchase of Equity Securities.

     Notwithstanding clause (b) above, at the election of the Investcorp Investors (in the case of any Recapitalization pursuant to Section 4.4) or the Harvest Funds (in the case of any Recapitalization pursuant to Section 4.5) (each being the "Initiating Investor"), the Initiating Investor may exclude from the determination under clause (b) above any interest payable pursuant to any "market flex" provision on the Determination Date. In

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     any such case, the relevant Recapitalization shall be considered an
     Approved Recapitalization for all purposes of this Agreement. However, in any such case, upon the signing of the relevant definitive credit documentation, the determination under clause (b) shall be remade as of the date of such signing (considering such date of signing to be the "Determination Date" for purposes of such clause). If the test specified in clause (b) is not satisfied at such time, notwithstanding anything in
     Section 4.4 or 4.5, as applicable, to the contrary, the Initiating Investor shall not have the right to cause such Recapitalization to be consummated except if such Recapitalization is approved by a Special Board Approval.

          "Associated" shall have the meaning set forth in Section 4.1(a) of this Agreement.

          "Bank Adjusted EBITDA" shall mean, for any period and with respect to any Approved Recapitalization, the earnings before interest, taxes, depreciation and amortization of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, subject to such additional add-backs, reductions and other adjustments as are permitted or required for purposes of determining compliance with the leverage covenant (i.e., debt or senior debt to "EBITDA" (or its equivalent) covenant or, if there is no leverage covenant, any coverage ratio covenant) under the largest bank credit facility of the Company and its Subsidiaries in effect on the closing date of such Approved Recapitalization.

          "Base Amount" shall have the meaning set forth in the definition of "Projected Adjusted Cash Flow."

          "Board" shall mean the Board of Directors of the Company.

          "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or authorized by Applicable Law to close.

          "Capital Stock" shall mean:

               (a) in the case of a corporation, corporate stock (including common and preferred stock);

               (b) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

               (c) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

          As used herein, unless the context otherwise requires, "Capital Stock" shall refer to the capital stock of the Company.

          "Certificate of Designations" shall have the meaning set forth in the recitals to this Agreement.

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          "Certificate of Incorporation" shall mean the Certificate of
     Incorporation of the Company, as amended from time to time.

          "Change of Control Transaction" shall mean any transaction or series of related transactions that (i) results in the sale or transfer (whether by stock sale, merger, exchange or otherwise) of fifty percent (50%) or more of the Equity Securities or the voting power of the Voting Stock of the Company other than a Drag Along Event initiated pursuant to Section 2.4(a)(i), Section 4.4(b) or Section 4.6 or (ii) results in a "Change of Control" under the Indentures.

          "Class A Series I Common Stock" shall mean the Class A Series I (Voting) Common Stock of the Company, par value $0.01 per share.

          "Class A Series II Common Stock" shall mean the Class A Series II (Non-Voting) Common Stock of the Company, par value $0.01 per share.

          "Class B Series I Common Stock" shall mean the Class B Series I (Voting) Common Stock of the Company, par value $0.01 per share.

          "Class B Series II Common Stock" shall mean the Class B Series II (Non-Voting) Common Stock of the Company, par value $0.01 per share.

          "Common Stock" shall mean the Class A Series I Common Stock, the Class A Series II Common Stock, Class B Series I Common Stock and the Class B Series II Common Stock.

          "Company" shall have the meaning set forth in the preamble to this Agreement.

          "Company Recap Event" shall have the meaning set forth in Section 4.7(b)(i) of this Agreement.

          "Demand Notice" shall have the meaning set forth in Section 3.1(b) of this Agreement.

          "Demand Request" shall have the meaning set forth in Section 3.1(a) of this Agreement.

          "Designated Options" shall mean the options to purchase the shares of common stock of Holdings that have been granted to the persons and in the amounts set forth on Exhibit A hereto. For purposes of various calculations contained in this Agreement, the number of Designated Options as of any date of determination will be the number of such options that remain outstanding on such applicable date of determination (giving effect to any adjustments in such number of options, for stock splits, stock distributions, and the like, as dictated by the plan documents).

          "Designated Sale Event" shall mean any transaction or series of related transactions that would result in the sale of fifteen percent (15%) or more of the Equity

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     Securities of the Company (calculated by assuming conversion of the
     Preferred Stock into Common Stock).

          "Determination Date" shall have the meaning set forth in the definition of "Approved Recapitalization."

          "Director" shall mean a member of the Board.

          "Drag Along Event" shall mean a transaction or series of related transactions that would result in the sale of 100% of the Equity Securities of the Company for cash to a Person that is not an Affiliate of any Drag Seller.

          "Drag Seller" shall have the meaning set forth in Section 2.4(a) of this Agreement.

          "EBITDA" shall mean, for any period and any Person, "EBITDA" (as defined in Associated's Amended and Restated Credit Agreement dated as of August 29, 2003, as amended by a First Amendment thereto dated as of March 18, 2004) for such period.

          "Equity Securities" shall mean, as of any applicable date of determination, the shares of Capital Stock of the Company outstanding as of such date of determination.

          "Equity Value" shall mean, as of any applicable date of determination, the total fair market value of the Equity Securities of the Company determined in accordance with the applicable provisions of this Agreement.

          "Excess New Securities" shall have the meaning set forth in Section 2.5(a) of this Agreement.

          "Excess Participants" shall have the meaning set forth in Section 2.3(b) of this Agreement.

          "Excess Tag Securities" shall have the meaning set forth in Section 2.3(b) of this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Executives" shall have the meaning set forth in the preamble to this Agreement.

          "Executive Officer" shall have the meaning given to such term in Rule 3b-7 under the Exchange Act, as the same may be amended from time to time.

          "Existing Investors" shall mean, as of any applicable date of determination, the Harvest Funds, the Financial Investors and the Executives, and their respective Permitted Transferees, in each case who hold Equity Securities of the Company as of such date of determination.

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          "Existing Investor Recap Event" shall have the meaning set forth in
     Section 4.7(b)(iii) of this Agreement.

          "Fall-Away Governance Rights" shall have the meaning set forth in
     Section 4.3 of this Agreement.

          "Financial Investor" and "Financial Investors" shall have the meanings set forth in the preamble to this Agreement as updated pursuant to Section 2.2(c), in each case who hold as of such date of determination Equity Securities of the Company.

          "First Valuation" shall have the meaning set forth in Section 4.5(a) of this Agreement.

          "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. Except as otherwise expressly provided herein, all ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP as in effect from time to time.

          "Governmental Authority" shall mean any U.S. or non-U.S. federal, state, municipal or other governmental department, board, bureau, agency or instrumentality, or any court.

          "Harvest Fund" and "Harvest Funds" shall mean, as of any applicable date of determination, the Harvest Funds and their Permitted Transferees who become Permitted Transferees pursuant to Section 2.2(a)(iii) or (iv), in each case who hold as of such date of determination Equity Securities of the Company.

          "Holders' Counsel" shall have the meaning set forth in the definition of "Registration Expenses."

          "Holdings" shall have the meaning set forth in the recitals to this Agreement.

          "Holdings Plan" shall have the meaning set forth in the recitals of this Agreement.

          "Holdings Stockholders Agreement" shall have the meaning set forth in the recitals of this Agreement.

          "Incentive Securities" shall mean and include, at any time, (a) all Stock Options and (b) all shares of Capital Stock issued upon the exercise of Stock Options.

          "Incidental Registration" shall have the meaning set forth in Section 3.2(a) of this Agreement.

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          "Indentures" shall mean the Senior Discount Indenture and the Senior
     Subordinated Indenture.

          "Independent Firm" shall have the meaning set forth in Section 4.4(a) of this Agreement.

          "Initiating Investors" shall have the meaning set forth in the definition of "Approved Recapitalization."

          "Investcorp Investors" shall mean, as of any applicable date of determination, the original Preferred Holders and their Permitted Transferees who become Permitted Transferees pursuant to Section 2.2(a)(iii) or (iv), in each case who hold as of such date of determination Equity Securities of the Company.

          "Investcorp IPO Consent Right" shall have the meaning set forth in
     Section 3.1(f)(i) of this Agreement.

          "Investcorp Priority" shall have the meaning set forth in Section 3.1(f)(i) of this Agreement.

          "Investcorp Recap Event" shall have the meaning set forth in Section 4.7(b)(ii) of this Agreement.

          "Management Stockholder" shall mean each of the Executives and each of the members of management of the Company or its Subsidiaries that, from time to time, become party to this Agreement pursuant to Section 6.5(b) hereto as updated by Section 2.2(c), in each case who hold as of such date of determination Equity Securities of the Company.

          "Mezzanine Notes" shall mean $75,000,000 original principal amount of 13.625% Senior Notes Due 2014 of the Company outstanding pursuant to an indenture dated as of the date hereof (the "Mezzanine Notes Indenture").

          "Mezzanine Notes Indenture" shall have the meaning set forth in the definition of "Mezzanine Notes."

          "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

          "New Bank Facility" shall mean the amended and restated credit agreement, among the Company, Holdings, Associated, Gentek Building Products Limited and UBS

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     AG, Stamford Branch and Canadian Imperial Bank of Commerce, as
     administrative agents, dated as of the date hereof.

          "New Securities" shall mean any Capital Stock of the Company, whether authorized now or in the future, and any rights, options or warrants to purchase any Capital Stock ("Options"), provided that "New Securities" shall not include (a) Capital Stock sold in a Public Offering or in a transaction pursuant to Rule 144A of the Securities Act, (b) Capital Stock issued as consideration in any merger or Recapitalization of the Company or issued as consideration for the acquisition of another Person or assets of another Person, (c) any issuance of Capital Stock approved by a Special Board Approval to any Person which is determined by the Board to be strategically beneficial to the operations of the Company (other than solely as a source of capital), (d) Options issued to a commercial bank, commercial leasing company or other Person whose principal business is the extension of financing to third parties as part of any financing transaction, so long as such Options are not the only security component of such financing transaction or (e) Incentive Securities; provided that in the event any of the Harvest Funds, the Investcorp Investors or any of their respective Affiliates are to participate in any issuance contemplated by any of clauses (a) through (e), such issuance shall be subject to approval by the Requisite Disinterested Holders and, if, the Harvest Funds are to participate, the Investcorp Investors, and, if, the Investcorp Investors are to participate, the Harvest Funds.

          "New Securities Price" shall have the meaning set forth in Section 2.5(a) of this Agreement.

          "Non-Qualified Person" shall mean any Person who is (a) directly or indirectly engaged in any business which the Board determines to be competing with the businesses of the Company or any of its Subsidiaries,
     (b) any material customer or supplier of the Company or any of its Subsidiaries, (c) an adverse party in any legal or arbitration proceeding with the Company or any of its Subsidiaries, (d) designated by the Board from time to time as a Person whose equity ownership in the Company would, in the reasonable determination of the Board, be adverse to the Company or its businesses and (e) an Affiliate of any Person described in clauses (a) or (d), unless otherwise determined by the Board.

          "Notifying Stockholder" shall have the meaning set forth in Section
     4.6 of this Agreement.

          "Options" shall have the meaning set forth in the definition of "New Securities."

          "Other Drag Stockholders" shall have the meaning set forth in Section 2.4(b) of this Agreement.

          "Other Tag Stockholders" shall have the meaning set forth in Section 2.3(a) of this Agreement.

          "Outstanding Equity Securities" shall mean, as of any applicable date of determination, all shares of Capital Stock (including, for such purposes but without

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     duplication, shares of Preferred Stock on an as-converted basis)
     outstanding as of such date of determination plus without duplication all shares of Common Stock issuable upon the exercise of Designated Options then outstanding.

          "Participant" shall have the meaning set forth in Section 2.3(b) of this Agreement.

          "Permissible Change Period" shall mean the period during the relevant calendar year from and including March 1 through and including April 30; provided, however, that during the year, if any, in which the Equity Value of the Company is determined for purposes of Section 4.4(a) of this Agreement, the Permissible Change Period shall commence on March 1 of such calendar year and shall last until the later of (i) 30 days after the date the Equity Value of the Company is finally determined pursuant to Section 4.4(a) and (ii) April 30 of such calendar year.

          "Permitted Acquisitions" shall mean the acquisition of assets or businesses (by merger, stock purchase, asset purchase or otherwise) from Persons that are not Affiliates of the Company or any of the Stockholders; provided that the value of the consideration paid for such assets or business acquired shall not exceed $25 million.

          "Permitted Transfer" shall have the meaning set forth in Section 2.2(a) of this Agreement.

          "Permitted Transferee" shall have the meaning set forth in Section 2.2(a) of this Agreement.

          "Per Share Price" shall mean an amount equal to the quotient of the Equity Value of the Company at such time divided by the total number of Equity Securities of the Company at such time (giving pro forma effect to the conversion of any outstanding Preferred Stock and the exercise of any outstanding Stock Options or Options to the extent convertible or exchangeable for Common Stock at such time at an exercise price less than the fair market value of the Common Stock at such time).

          "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Preemptive Exercise Notice" shall have the meaning set forth in
     Section 2.5(a) of this Agreement.

          "Preemptive Notice" shall have the meaning set forth in Section 2.5(a) of this Agreement.

          "Preemptive Purchase" shall have the meaning set forth in Section 4.4(b) of this Agreement.

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          "Preferred Holder" and "Preferred Holders" shall have the meaning set forth in the preamble to this Agreement.

          "Preferred Stock" shall mean the Series I Preferred Stock and the Series II Preferred Stock.

          "Pro Rata Amount" shall mean, at any time, with respect to any Stockholder and any transaction, the quotient (expressed as a percentage) obtained by dividing (a) the number of Equity Securities held by such Stockholder at such time (calculated by assuming conversion of the Preferred Stock into Common Stock) by (b) the aggregate number of Equity Securities outstanding at such time.

          "Projected Adjusted Cash Flow" shall mean, for the period from January 1, 2005 through December 31, 2008, $646,500,000 (the "Base Amount"), provided that the Base Amount shall be (i) adjusted dollar for dollar for any increase or decrease in EBITDA resulting from acquisitions or dispositions outside the ordinary course of business that have been made by the Company or any of its Subsidiaries during such period, and (ii) decreased dollar-for-dollar by the aggregate amount of capital expenditures made during such four-year period (determined in accordance with GAAP) in excess of $86,000,000, to the extent approved by a Special Board Approval pursuant to Section 4.3(j). All adjustments to the Base Amount shall be made in good faith by a financial or accounting officer of the Company and approved in good faith by a Special Board Approval.

          "Public Offering" shall mean a sale of Common Stock through an underwritten public offering pursuant to an effective registration statement filed with the SEC.

          "Put Offer" shall have the meaning set forth in the Certificate of Designations.

          "Recap Event" shall have the meaning set forth in Section 4.7(b) of this Agreement.

          "Recap Event Amount" shall have the meaning set forth in Section 4.7(c) of this Agreement.

          "Recapitalization" shall mean a transaction or series of related transactions that result in a distribution by repurchase to holders of Equity Securities (including any debt or equity financing related to such distribution by repurchase).

          "Receiving Stockholders" shall have the meaning set forth in Section 4.6(a) of this Agreement.

          "Registration" shall mean each Required Registration and each Incidental Registration.

          "Registration Expenses" shall mean, with respect to the Company, all expenses incident to the Company's performance of or compliance with
     Article III including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in

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     connection with blue sky qualifications of the Registrable Securities), expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one (1) counsel and applicable local counsel (the "Holders' Counsel") which represents all holders of Registrable Securities to be included in the relevant Registration, selected by the holders of a majority of the Registrable Securities to be included in such Registration subject to the approval of the Board; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration (other than the Holders' Counsel and applicable local counsel) incurred in connection with the sale of Registrable Securities.

          "Registrable Securities" shall mean, at any time:

               (a) any shares of Common Stock; and

               (b) any securities issued or issuable in respect of shares of Common Stock (including, without limitation, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise).

                    As to any particular Registrable Securities once issued, such Registrable Securities shall cease to be Registrable Securities:

               (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

               (b) when such securities shall be eligible to be distributed by the holder thereof to the public pursuant to Rule 144(k) under the Securities Act (or any successor provision) without any time or volume limitations; or

               (c) when such securities shall have ceased to be outstanding.

          "Regulated Stockholder" shall mean any Stockholder that directly or indirectly, due to its ownership by an entity subject to Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such regulation) ("Regulation Y"), is subject to the provisions of Regulation Y and holds shares of Equity Securities.

          "Regulation Y" shall have the meaning set forth in the definition of "Regulated Stockholder."

          "Regulatory Problem" shall mean, with respect to any Regulated Stockholder, any set of facts, events or circumstances the existence of which would cause such Regulated Stockholder to be in violation of any law, regulation, rule or other requirement of any Governmental Authority (including, without limitation, Regulation Y).

          "Replacement CEO" shall have the meaning set forth in 4.4(a) of this Agreement.

          "Required Registration" shall have the meaning set forth in Section 3.1(a) of this Agreement.

          "Requisite Disinterested Holders" shall mean, at any time, the holders of at least fifty percent (50%) of the Equity Securities held by Financial Investors at such time.

          "Requisite Holders" shall mean, at any time, and with respect to any Registration and related Public Offering, the holders of at least fifty percent (50%) of the Registrable Securities proposed to be included in such Public Offering before giving effect to any cut-back provisions contained herein.

          "Response Deadline" shall have the meaning set forth in Section 2.3(b) of this Agreement.

          "Restructuring" shall have the meaning set forth in the recitals to this Agreement.

          "Retained Liquidation Preference" shall mean, as of any applicable date of determination, the Aggregate Liquidation Preference Amount divided by the total number of shares of Preferred Stock then outstanding.

          "SEC" shall mean, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

          "Second Valuation" shall have the meaning set forth in Section 4.5(a) of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Senior Discount Indenture" shall mean the Indenture dated as of March 4, 2004, between Holdings and the Wilmington Trust Company, a Delaware corporation, as trustee (the "Trustee"), and the other parties signatory thereto.

          "Senior Discount Notes" shall mean the promissory notes issued under the terms of the Senior Discount Indenture.

          "Senior Subordinated Indenture" shall mean the Indenture dated as of April 23, 2002, among Associated, the Trustee and the other parties signatory thereto, as amend by the Supplemental Indenture dated as of May 10, 2002, among Associated, the Trustee, and Alside, Inc. a Delaware corporation.

          "Senior Subordinated Notes" shall mean promissory notes issued under the terms of the Senior Subordinated Indenture.

          "Series I Preferred Stock" shall mean the Class A Series I (Voting) Convertible Preferred Stock of the Company, par value $0.01 per share.

          "Series II Preferred Stock" shall mean the Class A Series II (Non-Voting) Convertible Preferred Stock of the Company, par value $0.01 per share.

          "Special Board Approval" shall mean the prior approval of a majority of the Board, which majority shall include at least one (1) Director designated by the Investcorp Investors pursuant to Section 4.1(a)(iii) and at least one (1) Director designated by the Harvest Funds pursuant to
     Section 4.1(a)(i).

          "Stock Options" shall mean all options to purchase Equity Securities granted to members of management and key employees of the Company pursuant to a stock option or similar equity plan approved by the Board. For purposes of this Agreement, "Stock Options" shall be deemed to include the Designated Options.

          "Stock Option Plan" shall mean the AMH Holdings II, Inc. 2004 Stock Option Plan of the Company, as in effect on the date hereof, authorizing the issuance of up to 469,782 shares of the Class A Series II Common Stock.

          "Stock Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

          "Stockholder" shall mean, as of any applicable date of determination, each Harvest Fund, each Financial Investor, each Investcorp Investor, each Management Stockholder, each Executive and each other Person who becomes a Stockholder pursuant to Section 6.5(b), and their respective Permitted Transferees who hold Equity Securities of the Company as of such date of determination.

          "Subsidiary" shall mean, with respect to any Person at any time, any corporation, partnership, business trust, joint stock company, association, limited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at such time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation, a majority of the partnership, membership or other similar ownership interests thereof is at such time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation if such Person or Persons shall be allocated a majority of the partnership, association or other business entity gains or losses or shall be or control the managing director, manager, a general partner or the trustee of such partnership, limited liability company, business trust, joint stock company, association or other business entity.

          "Tag-Eligible Securities" shall mean Equity Securities and shares of Common Stock issuable upon the exercise of Stock Options that are vested as of any applicable date of determination.

          "Tag Sellers" shall have the meaning set forth in Section 2.3(a) of this Agreement.

          "Target Amount" shall mean an amount equal to $150 million.

          "TGF" shall have the meaning set forth in Section 2.3(b) of this Agreement.

          "Third Valuation" shall have the meaning set forth in Section 4.5(a) of this Agreement.

          "Threshold Amount" shall mean as of any applicable date of determination, $225,000,000 multiplied by a fraction, (i) the numerator of which is the Aggregate Liquidation Preference Amount and (ii) the denominator of which is the Target Amount.

          "Transfer" shall have the meaning set forth in Section 2.1(a) of this Agreement.

          "Transfer Notice" shall have the meaning set forth in Section 2.3(a) of this Agreement.

          "Trustee" shall have the meaning set forth in the definition of "Senior Discount Indenture."

          "Voting Stock" shall mean the Class A Series I Common Stock, the Class B Series I Common Stock, the Series I Preferred Stock and any other Capital Stock of the Company entitled to vote in the election of directors of the Company.

          "Weston Presidio" shall mean Weston Presidio Service Company, LLC.

                                   ARTICLE II

                         TRANSFER OF EQUITY SECURITIES

          SECTION 2.1 Restrictions.

          (a) No Stockholder shall, directly or indirectly, (i) sell, assign, or in any other manner transfer any Equity Securities to any Person (each such action, a "Transfer"), except pursuant to a Permitted Transfer or pursuant to Sections 4.4(b), 4.4(c), 4.5, 4.6 or 4.7 or (ii) pledge or grant a security interest in any Equity Security to any Person.

          (b) From and after the date hereof until this Agreement is terminated, all certificates or other instruments representing Equity Securities held by any of the Stockholders shall bear a legend which shall substantially state as follows:

          "The securities represented by this certificate are subject to and have the benefit of a Stockholders Agreement dated as of December 22, 2004, as the same may be amended from time to time. A copy of such Stockholders Agreement has been filed in the chief executive office of the Company where the same may be inspected daily during business hours.

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other jurisdiction and such securities may not be offered, sold, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and (ii) in accordance with any applicable securities laws of any State of the United States."

     Notwithstanding the foregoing provisions of this Section 2.1(b), the legend required by the paragraph immediately above shall be removed from any such certificates representing Equity Securities (i) when and so long as such Equity Securities shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Equity Securities may be freely transferred at any time without registration thereof under the Securities Act and that such legend may be removed.

          (c) Each Stockholder agrees that it will not effect any Transfer of Equity Securities unless such Transfer is made (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, (ii) in accordance with any applicable securities laws of any State of the United States and (iii) in accordance with any other Applicable Laws.

          (d) The Company agrees that it will not cause or permit any Transfer of any Equity Securities to be made on its books unless such Transfer is a Permitted Transfer and has been made in accordance with the terms hereof.

          (e) Notwithstanding the foregoing, prior to the consummation of a Public Offering, the Company may refuse to Transfer any Equity Securities if making such Transfer would cause the number of recordholders of such Equity Securities to exceed 475.

          (f) Notwithstanding anything herein to the contrary, each Stockholder hereby agrees that it will not, and it will cause each of its Affiliates not to, engage in any transaction that would constitute or result in a "Change of Control" under the Senior Discount Indenture, the Senior Subordinated Indenture or the Mezzanine Notes Indenture, except with the prior written consent of the Harvest Funds and the Investcorp Investors.

          SECTION 2.2 Permitted Transfers.

          (a) Notwithstanding anything to the contrary contained herein (but only to the extent such Transfer is in compliance with Sections 2.1(c), 2.1(e) and 2.1(f)), a Stockholder may at any time effect any of the following Transfers (each a "Permitted Transfer," and each transferee of such Stockholder in respect of such Transfer, a "Permitted Transferee"):

          (i) any Transfer of any or all Equity Securities held by a Stockholder following such Stockholder's death by will or intestacy to such Stockholder's legal representative, heir or legatee;

          (ii) any Transfer of any or all Equity Securities held by a Stockholder as a gift or gifts during such Stockholder's lifetime to such Stockholder's spouse, children, grandchildren or a trust for the benefit of such Stockholder or any of the foregoing;

          (iii) any Transfer of any or all Equity Securities held by a Harvest Fund, an Investcorp Investor or a Financial Investor to any Affiliate of such Person (other than a Non-Qualified Person), including any transfer by an Investcorp Investor of up to $10,000,000 in Equity Securities to Northwestern Mutual Life Insurance Company and/or its Affiliates so long as such Transfer takes place within six months from the date hereof; provided that any such Affiliate shall Transfer such Equity Securities to the Stockholder from whom such Equity Securities were originally received or acquired within five (5) days after ceasing to be an Affiliate of such Stockholder; and provided, further, that notwithstanding anything in this Agreement to the contrary, shares of Preferred Stock (as such) may only be Transferred by the Investcorp Investors pursuant to this Section 2.2(a)(iii), Section 2.2(a)(vii) or Section 2.2(a)(viii);

          (iv) any Transfer by a Harvest Fund, an Investcorp Investor or any Financial Investor to the partners, members or beneficiaries of such Harvest Fund, Investcorp Investor or Financial Investor upon the liquidation or dissolution of such Harvest Fund, such Investcorp Investor or such Financial Investor, as the case may be, in accordance with its controlling fund or other controlling documents, as applicable;

          (v) any Transfer of any or all Equity Securities held by a Stockholder which is made (A) pursuant to Section 2.4 or (B) as an Other Tag Stockholder pursuant to Section 2.3;

          (vi) any Transfer of any or all Equity Securities held by a Stockholder which is made pursuant to Article III;

          (vii) any Transfer by a Stockholder to the Company (A) upon Special Board Approval or (B) as expressly permitted by this Agreement or the Certificate of Designations; or

          (viii) any Transfer not described in any of clauses (i) through (vii) above upon Special Board Approval; provided, however, that if Special Board Approval is granted for the sale of shares of Common Stock by an Investcorp Investor or a Harvest Fund, notwithstanding anything contained in Section 2.3, such sale shall be subject to Section 2.3, whether or not it constitutes a Designated Sale Event; provided, further, that if any Investcorp Investor proposes to sell Preferred Stock to any Harvest Fund or any Affiliate of a Harvest Fund under this clause (viii), then in addition to obtaining Special Board Approval for such sale, such Investcorp Investor shall be required to obtain the prior written approval of the Requisite Disinterested Holders prior to consummating such sale.

          (b) In any Transfer referred to in Section 2.2(a) (other than clauses
(v) and (vi) and, to the extent such Transfer constitutes a Change of Control Transaction, clause (viii) thereof), the Permitted Transferee shall agree in writing to be bound by all the provisions of this Agreement and shall execute and deliver to the Company a counterpart to this Agreement. Each Permitted Transferee (other than a Permitted Transferee who received the relevant Equity Securities in a Transfer pursuant to Section 2.2(a)(v) or Section 2.2(a)(vi) or to the extent such Transfer constitutes a Change of Control Transaction, Section 2.2(a)(viii)) shall hold such shares of Equity Securities subject to the provisions of this Agreement as a "Stockholder" hereunder as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

          (c) In any Transfer by a Harvest Fund to a Permitted Transferee which is made pursuant to Section 2.2(a)(iii) or Section 2.2(a)(iv), such Permitted Transferee shall thereafter be a "Harvest Fund." In any Transfer by a Financial Investor to a Permitted Transferee pursuant to Section 2.2(a)(iii) or Section 2.2(a)(iv), such Permitted Transferee shall thereafter be a "Financial Investor." In any Transfer by a Management Stockholder to a Permitted Transferee pursuant to Section 2.2(a)(i) or Section 2.2(a)(ii), such Permitted Transferee shall thereafter be a "Management Stockholder." In any Transfer by an Investcorp Investor to a Permitted Transferee pursuant to Section 2.2(a)(iii) or Section 2.2(a)(iv), such Permitted Transferee shall thereafter be an "Investcorp Investor."

          SECTION 2.3 Tag-Along Rights.

          (a) Except in the case of a Transfer of Preferred Stock, in the event that any Stockholder or group of Stockholders ("Tag Sellers") propose to effect a Transfer of Equity Securities (other than a Permitted Transfer described in Section 2.2(a)(i), (ii), (iii), (iv), (v)(A), (vi) or (vii)) that will result in a Designated Sale Event, such Tag Sellers shall promptly give written notice (the "Transfer Notice") to the Company and each of the other Stockholders and holders of vested Stock Options that are not Tag Sellers (the "Other Tag Stockholders") at least twenty (20) days prior to the scheduled consummation of such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the identity of the proposed purchaser, the type and number of shares of Equity Securities to be sold, the purchase price of each such share of Equity Securities to be sold, the form of consideration, the amount of any escrow, the nature of any significant other arrangements (representations and warranties, indemnifications, etc.) and the date such proposed sale is expected to be consummated.

          (b) Each of the Other Tag Stockholders shall have the right, exercisable upon delivery of an irrevocable written notice to the Tag Seller within ten (10) Business Days after receipt of the Transfer Notice (the "Response Deadline"), to participate in such proposed Transfer on the same terms and conditions as set forth in the Transfer Notice including, without limitation, the making of representations and warranties as to due incorporation, existence and good standing, power and authority of such Other Tag Stockholder, and ownership of the Equity Securities, the granting of all indemnifications (other than The Texas Growth Fund II - 1998 Trust ("TGF") which shall provide insurance in form and substance satisfactory to the Harvest Funds with respect to all such indemnifications) and participating in any escrow arrangements to the extent of their respective pro rata portion and similar agreements agreed to by the Tag Seller, provided that the indemnification obligation of any Other Tag Stockholder to a proposed transferee with respect to the breach of any representation or warranty concerning the Company shall be limited to the lesser of its respective pro rata portion of the obligation and the net proceeds to be received by such Other Tag Stockholder in connection with such Transfer, and provided further that the Investcorp Investors agree that to participate in such Transfer they will convert shares of Preferred Stock into shares of Common Stock to the extent of the ultimate participation by the Investcorp Investors as a Tag Seller or as Other Tag Stockholders therein. For an Other Tag Stockholder to participate in such Transfer with respect to its vested Stock Options (a "Tag Option Holder"), such Tag Option Holder, by the Response Deadline, must deliver to the Company (1) its notice of election to exercise a number of Stock Options up to its pro rata portion (as described below), (2) payment for the aggregate exercise price for such exercise and (3) if not already a party to this Agreement, an executed signature page to this Agreement. Each Other Tag Stockholder electing to participate in the Transfer described in the Transfer Notice (each, a "Participant") shall indicate in its notice of election to the Tag Seller the maximum number of Tag-Eligible Securities it desires to Transfer. Each such Participant shall be entitled to Transfer a number of Tag-Eligible Securities equal to such holder's pro rata portion of the total number of Tag-Eligible Securities to be Transferred, as set forth in the Transfer Notice, up to such maximum number, provided that the Investcorp Investors may, at their option, indicate the number of Tag-Eligible Securities that they desire to Transfer in the aggregate instead of per Participant. For purposes of this
Section 2.3(b) and Section 2.3(c), "pro rata portion" shall mean for each Participant, with the Investcorp Investors being treated as one Participant if so requested, a fraction, the numerator of which is the number of Tag-Eligible Securities held by such Participant (calculated assuming conversion of the Preferred Stock into Common Stock) immediately prior to the Transfer proposed in the Transfer Notice and the denominator of which is the total number of Tag-Eligible Securities (calculated assuming conversion of the Preferred Stock into Common Stock) included in such Transfer outstanding immediately prior to the Transfer proposed in the Transfer Notice held by the Tag Seller and the Other Tag Stockholders collectively. In the event that any Stockholder does not elect to sell all of its respective pro rata portion, the Tag-Eligible Securities that were available for sale by such non-electing Other Tag Stockholders but are not being so sold (the "Excess Tag Securities") shall automatically be deemed to be accepted for sale by (i) each Other Tag Stockholder who indicated in their written response to the Transfer Notice a desire to participate in the sale of Tag-Eligible Securities in excess of its pro rata portion and (ii) the Tag Seller (collectively, the "Excess Participants"). Unless otherwise agreed by all of the Excess Participants, each Excess Participant shall sell a number of Excess Tag Securities equal to the lesser of (x) the number of Excess Tag Securities indicated in the written response to the Transfer Notice or, in the case of the Tag Seller, the Transfer Notice, if any, and (y) an amount equal to the product of (A) the aggregate number of Excess Tag Securities and (B) a fraction, the numerator of which is the number of Tag-Eligible Securities held at such time by such Excess Participant (calculated assuming conversion of the Preferred Stock into Common Stock) and the denominator of which is the aggregate number of Tag-Eligible Securities held at such time by all Excess Participants (calculated assuming conversion of the Preferred Stock into Common Stock).

          (c) Each Participant shall effect its participation in the Transfer by delivering to the Tag Seller (to hold in trust as agent for such Participant), at least three (3) Business Days prior to the date scheduled for such Transfer as set forth in the Transfer Notice, one or more certificates or other instruments, as applicable, in proper form for transfer, which represent the number of Tag-Eligible Securities that such Participant desires to Transfer in accordance with Section 2.3(b). Such certificate or certificates or other instruments, as applicable, shall be delivered by the Tag Seller to such Permitted Transferee on the date scheduled for such Transfer in consummation of the Transfer pursuant to the terms and conditions specified in the Transfer Notice and such Permitted Transferee shall remit to each such Participant its pro rata portion of the net sale proceeds (taking into account transaction costs and expenses incurred by the Tag Seller in connection with such Transfer and transaction costs and expenses incurred by each Participant in connection with such Transfer) to which such Participant is entitled by reason of its participation in such sale. The Tag Seller's sale of Equity Securities in any sale proposed in a Transfer Notice shall be effected on terms and conditions not more favorable than those set forth in such Transfer Notice and applicable to the other Participants. In the event the proposed Transfer is not consummated within twenty (20) Business Days of the date scheduled for such Transfer, the Tag Seller shall promptly return all certificates and/or instruments received from Participants.

          (d) The exercise or non-exercise of the rights of any of the Other Tag Stockholders hereunder to participate in one or more Transfers of Equity Securities made by the Tag Seller shall not adversely affect their rights to participate in subsequent Transfers of Equity Securities subject to this Section
2.3. Nothing in this Section 2.3 shall change the limitations and obligations set forth in Section 2.1 and 2.2.

          SECTION 2.4 Drag-Along Rights.

          (a) Each Stockholder agrees that a Drag Along Event may be initiated by (i) a mutual written consent to do so executed by the Harvest Funds and the Investcorp Investors, (ii) pursuant to Section 4.4(b) or 4.6 by the Investcorp Investors by written notice to the Harvest Funds or (iii) pursuant to Section
4.6 by the Harvest Funds by written notice to the Investcorp Investors. Each party initiating the Drag Along Event pursuant to the immediately preceding sentence is referred to herein as a "Drag Seller" and all such initiating parties as "Drag Sellers."

          (b) Subject to Section 2.4(e), at the written request of the Drag Seller or Drag Sellers, each of the other Stockholders (the "Other Drag Stockholders") agrees to vote all of its shares of Equity Securities, at a special or annual meeting of Stockholders or by written consent in lieu of a meeting, in favor of and, if applicable, shall sell its pro rata portion of the amount of Equity Securities and Stock Options to be Transferred in connection with, the Drag Along Event. In order to effect the foregoing covenant, each Existing Investor that is an Other Drag Stockholder under this Section 2.4 hereby grants to the Harvest Funds, to the extent the Harvest Funds are a Drag Seller pursuant to this Section 2.4, with respect to all of such Stockholder's shares of Capital Stock an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any stockholder vote or action by written consent solely to effect such Drag Along Event in compliance with this
Section 2.4.

          (c) The Company and the Other Drag Stockholders each hereby agree to cooperate fully (including by waiving any other appraisal rights to which such Other Drag Stockholder may be entitled under Applicable Law and each such Stockholder does hereby waive all such appraisal rights) with the Drag Sellers and the purchaser in any such Drag Along Event and, to execute and deliver all documents (including purchase agreements) and instruments as the Drag Sellers and such purchaser request to effect such Drag Along Event including, without limitation, the making of representations and warranties as to due incorporation, existence and good standing, power and authority of such Other Drag Stockholder, and ownership of Equity Securities or Stock Options and the granting of all indemnifications (other than TGF which shall provide insurance in form and substance satisfactory to the Drag Sellers with respect to all such indemnifications) and the execution of all agreements (including, without limitation, participating in any escrow arrangements to the extent of their respective pro rata portion) and similar arrangements which the Drag Sellers is making or executing, provided that the indemnification obligation of any Other Drag Stockholder to proposed purchaser with respect to the breach of any representation or warranty concerning the Company shall be limited to the lesser of the pro rata portion of the obligation and the net proceeds to be received by such Other Drag Stockholder in connection with such Drag Along Event. Upon the closing of such Drag Along Event, each Stockholder shall receive its pro rata portion of the net proceeds (taking into account transaction costs and expenses incurred by the Harvest Funds or the Investcorp Investors, as applicable, in connection with such Drag Along Event, reasonable transaction costs and expenses incurred by each other Stockholder in connection with such Drag Along Event and the costs and expenses described in Section 2.4(d) (but only to the extent not paid or payable by the Company under this Agreement)) and such sale shall be on the same terms and conditions as afforded to the Drag Seller(s). Subject to the transaction costs and expenses discussed in the immediately preceding sentence, for purposes of Section 2.4(b) and 2.4(c), "pro rata portion" shall mean with respect to each Stockholder a fraction, the numerator of which is the number of Equity Securities (including, for such purposes, the number Stock Options to be exercised prior to such Transfer or to be cashed-out in such Transfer) held by such Stockholder immediately prior to such Drag Along Event and the denominator of which is the total number of such Equity Securities (including, for such purposes, the aggregate number Stock Options to be exercised prior to such Transfer or to be cashed-out in such Transfer) outstanding immediately prior to such Drag Along Event, in each case calculated on an as-converted basis and taking into account for each holder of Stock Options that are cashed-out in the Transfer, rather than exercised prior to the Transfer for shares of Common Stock, the aggregate exercise price of any such Stock Options cashed-out in the Transfer.

          (d) It is understood and agreed that in consideration of investment banking services provided by any Person (including the Harvest Funds or the Investcorp Investors or any of their respective Affiliates) a reasonable fee may be paid in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis; provided that if any such fee is payable to any Harvest Fund or any of its Affiliates or the Investcorp Investors or their Affiliates, such fee shall be deemed reasonable if it is consistent with the terms of the amended and restated management agreement entered into by and between Harvest Partners, Inc. and

Associated as of the date hereof or the management agreement entered into by and between Investcorp International Inc. and Associated as of the date hereof, as applicable.

          (e) Unless a holder of Preferred Stock elects to convert its shares of Preferred Stock into Common Stock in order to participate in a Transfer pursuant to this Section 2.4, such holder shall accept the Put Offer in accordance with the terms of Article 7 of the Certificate of Designations.

          SECTION 2.5 Grant of Preemptive Rights to Stockholders.

          (a) In the event that, at any time, the Company shall decide to undertake an issuance of New Securities that is permitted by this Agreement, the Company shall at such time deliver to each Stockholder written notice of the Company's decision, describing the amount, type and terms (including the exercise price and expiration date thereof in the case of any Options) of such New Securities, the purchase price per New Security (the "New Securities Price") to be paid by the purchasers of such New Securities and the other terms upon which the Company has decided to issue such New Securities, including, without limitation, the expected timing of such issuance, which shall not be less than twenty (20) Business Days after the date upon which such notice is given (the "Preemptive Notice"). Each Stockholder shall have ten (10) Business Days from the date on which they receive the Preemptive Notice to agree by written notice to the Company (a "Preemptive Exercise Notice") to purchase up to their Pro Rata Amount of such New Securities (and any Excess New Securities) for the New Securities Price and upon the general terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by any such Stockholder. In the event that in connection with such a proposed issuance of New Securities, such Stockholder shall for any reason fail or refuse to give such written notice to the Company within such ten (10) Business Days period, such Stockholder shall, for all purposes of this Section 2.5, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 2.5 to purchase any of such New Securities. In the event that any Stockholder does not elect to purchase all of its respective Pro Rata Amount of such New Securities, the New Securities that were available for purchase by such non-electing Stockholders (the "Excess New Securities") shall automatically be deemed to be accepted for purchase by the Stockholders who indicated in their Preemptive Exercise Notice a desire to participate in the purchase of New Securities in excess of their Pro Rata Amount. Unless otherwise agreed by all of the Stockholders participating in the purchase of such New Securities, each Stockholder who indicated to purchase more than its Pro Rata Amount shall purchase a number of Excess New Securities equal to the lesser of (i) the number of Excess New Securities indicated in the Preemptive Exercise Notice, if any, and (ii) an amount equal to the product of (A) the aggregate number of Excess New Securities and (B) a fraction, the numerator of which is the number of Equity Securities held at such time by such Stockholder and the denominator of which is the aggregate number of Equity Securities held at such time by all Stockholders who participate in the purchase of Excess New Securities.

          (b) In the event any New Securities to be issued by the Company are not subject to a Preemptive Exercise Notice, the Company shall be free to issue such New Securities to any Person, provided that (i) the price per New Security at which such New Securities are being issued to and purchased by such Person is not less than the New Securities Price, (ii) the other terms and conditions pursuant to which such Person purchases such New Securities are substantially equivalent to the terms set forth in the Preemptive Notice and (iii) such issuance of New Securities takes place within ninety (90) days of the Preemptive Notice. After expiration of the 90-day period, any New Securities to be issued by the Company shall be subject to this Section 2.5.

                                  ARTICLE III

                              REGISTRATION RIGHTS

          SECTION 3.1 Required Registration.

          (a) Required Registration. Commencing six (6) months after the occurrence of the initial Public Offering of the Company (subject to any lock-up agreement under Section 3.8 that may be in effect), the Harvest Funds and the Investcorp Investors shall have the right to require (a "Demand Request") the Company to register under the Securities Act all or a portion of such number of Registrable Securities as such Stockholders shall designate for sale in a written request to the Company (each, a "Required Registration").

          (b) Piggyback Rights. Upon receipt by the Company of a Demand Request, the Company shall deliver a written notice (a "Demand Notice") to each of the other Stockholders stating that the Company intends to comply with a Demand Request and informing each such Stockholder of its right to include Registrable Securities in such Required Registration. Within ten (10) Business Days after receipt of such Demand Notice, each such other Stockholder shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such other Stockholder in such Required Registration.

          (c) Postponement. The Company may postpone any Required Registration for a reasonable period of time, not to exceed one hundred eighty (180) days once in every twelve (12) month period, if the Board determines in good faith that such Required Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to the Company or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction.

          (d) Time for Filing and Effectiveness. As promptly as practicable after a Demand Request but in no event later than the date which is sixty (60) days after such Demand Request, the Company shall file with the SEC the Required Registration with respect to all Registrable Securities to be so registered, and shall use its reasonable efforts to cause such Required Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is one hundred twenty (120) days after the date of the Demand Request. The Company will use its reasonable efforts to keep any Required Registration filed pursuant to this Section 3.1 effective for the period beginning on the date on which the Required Registration is declared effective and ending on the earlier of (i) the date of full distribution of the Registrable Securities included in such Required Registration and (ii) the date that is one hundred eighty (180) days from the date of first effectiveness.

          (e) Selection of Underwriters. In the event that the Registrable Securities to be registered pursuant to a Required Registration are to be disposed of in an underwritten Public Offering, the underwriters of such Public Offering shall be one or more underwriting firms of nationally recognized standing selected by the Board with a Special Board Approval.

          (f) Priority on Required Registrations. In the event that, in the case of any Required Registration, the managing underwriter for the Public Offering contemplated by Section 3.1(e) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting a sale) that, in such underwriter's opinion, the amount of securities requested to be included in such Required Registration would adversely affect the Public Offering and sale (including pricing) of such Registrable Securities, the Registrable Securities that shall be included in the Required Registration shall be included in the following amounts and order of priority:

          (i) first, if the Investcorp Investors did not have the right to consent to the initial Public Offering of the Company's equity securities pursuant to Section 4.3(m) below through a Special Board Approval (the "Investcorp IPO Consent Right"), then the Investcorp Investors may include in such Required Registration a number of Registrable Securities up to an aggregate value equal to the Target Amount less, as of any applicable date of determination, the aggregate amount of proceeds received by the Investcorp Investors on their shares of Preferred Stock or the shares of Common Stock issuable upon conversion of their shares of Preferred Stock, whether through dividends, repurchases or sales to third parties (including, without limitation, proceeds received from participation in a prior Required Registration or a prior Incidental Registration under this
     Article III) (with the number of Registrable Securities that may be included in such Required Registration determined based upon the offering price to the public of the securities in the Public Offering) (the "Investcorp Priority");

          (ii) second, if the Investcorp Investors have an Investcorp Priority with respect to such Required Registration, then the Existing Investors may include in such Required Registration an aggregate number of Registrable Securities up to the aggregate number of Registrable Securities that may be included under clause (i) immediately above; and

          (iii) third, (A) if the Investcorp Investors did not have an Investcorp Priority with respect to such Required Registration (and, therefore, the Existing Investors would not have had the priority under clause (ii) immediately above) or (B) the Investcorp Investors had an Investcorp Priority under clause (i) and the Existing Investors had their related priority under clause (ii), then each Stockholder (including the Investcorp Investors and the Existing Investors) that requested to include Registrable Securities in such Required Registration shall be entitled to include its pro rata share of Registrable Securities, based upon the number of Registrable Securities requested to be included by such Stockholders in such Required Registration (and if the Investcorp Investors had an Investcorp Priority under clause (i) and the Existing Investors had their related priority under clause (ii), the number of Registrable Securities that shall be taken into account for calculating their respective pro rata shares under this clause (iii) shall be the number of Registrable Securities requested to be included in such registration above the amounts permitted under clauses (i) and (ii) above, as applicable); provided, however, that if such managing underwriter shall advise the Company that, in such underwriter's opinion, the inclusion of Registrable Securities held by Management Stockholders would adversely affect the offering and sale (including pricing) of such securities, then the number of Registrable Securities held by such Management Stockholders to be included in such Public Offering may be disproportionately reduced to avoid such adverse result.

          (g) The number of Demand Requests that may be made pursuant to Section
3.1 shall be up to six (6), with up to three (3) allocated to the Harvest Funds and up to three (3) allocated to the Investcorp Investors. In the event that, in connection with a Demand Request pursuant to Section 3.1(a), less than 50% of the Registrable Securities proposed to be included in the Public Offering, if any, by Stockholders are sold in such Public Offering pursuant to Section 3.1(f), such Demand Request shall be deemed not to have been a Demand Request.

          SECTION 3.2 Incidental Registration.

          (a) Filing of Registration Statement. If the Company at any time proposes to register, for its own account or the account of another Person, any of its securities (an "Incidental Registration") under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto and other than pursuant to Section 3.1 hereof), for sale to the public in a Public Offering, it will at each such time give prompt written notice to all Stockholders of its intention to do so, which notice shall be given at least fifteen (15) Business Days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any Stockholder to include Registrable Securities held by it under such registration statement (which request shall (i) be made within ten (10) Business Days after the receipt of any such notice, and
(ii) specify the Registrable Securities intended to be included by such holder), the Company will use its reasonable efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by such Stockholder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to terminate such registration statement and not to register such securities, the Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.

          (b) Selection of Underwriters. Notice of the Company's intention to register such securities shall designate the proposed underwriters of such Public Offering and shall contain the Company's agreement to use its reasonable efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to sell pursuant to this Section 3.2, it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

          (c) Priority on Incidental Registrations. If the managing underwriter for the Public Offering contemplated by this Section 3.2 shall advise the Company in writing that, in such underwriter's opinion, the number of securities requested to be included in such Incidental Registration would adversely affect the Public Offering and sale (including pricing) of such securities the Company shall include in such Incidental Registration the number of securities that the Company is so advised should be sold in such Public Offering, in the following amounts and order of priority:

          (i) first, securities proposed to be sold by the Company for its own account or such other Person if the registration is pursuant to a registration rights agreement with the Company;

          (ii) second, if the Investcorp Investors have an Investcorp Priority with respect to such Incidental Registration, then the Investcorp Investors may include in such Incidental Registration a number of Registrable Securities up to an aggregate value equal to the Target Amount less, as of any applicable date of determination, the aggregate amount of proceeds received by the Investcorp Investors on their shares of Preferred Stock or the shares of Common Stock issuable upon conversion of their shares of Preferred Stock, whether through dividends, repurchases or sales to third parties (including, without limitation, proceeds received from participation in a prior Required Registration or a prior Incidental Registration under this Article III) (with the number of Registrable Securities that may be included in such Incidental Registration determined based upon the offering price to the public of the securities in the Public Offering);

          (iii) third, if the Investcorp Investors have an Investcorp Priority with respect to such Incidental Registration, then the Existing Investors may include in such Incidental Registration an aggregate number of Registrable Securities up to the aggregate number of Registrable Securities that may be included under clause (ii) immediately above;

          (iv) fourth, if (A) the Investcorp Investors did not have an Investcorp Priority with respect to such Incidental Registration (and, therefore, the Existing Investors would not have had the priority under clause (iii) immediately above) or (B) the Investcorp Investors had an Investcorp Priority under clause (ii) and the Existing Investors had their related priority under clause (iii), then the Registrable Securities requested to be registered by Stockholders (including the Investcorp Investors and the Existing Investors) pro rata among such Stockholders on the basis of the number of Registrable Securities requested to be sold by such Stockholders pursuant to this Section 3.2 (and if the Investcorp Investors had an Investcorp Priority under clause (ii) and the Existing Investors had their related priority under clause (iii), the number of Registrable Securities that shall be taken into account for calculating their respective pro rata shares under this clause (iv) shall be the number of Registrable Securities requested to be included in such registration above the amounts permitted under clauses (ii) and (iii) above, as applicable); provided, however, that if such managing underwriter shall advise the Company that, in such underwriter's opinion, the inclusion of Registrable Securities held by Management Stockholders would adversely affect the offering and sale (including pricing) of such securities, then the number of Registrable Securities held by such Management Stockholders to be included in such Public Offering may be disproportionately reduced to avoid such adverse result; and

          (v) fifth, all other Registrable Securities and securities proposed to be sold for the account of any other Person.

          SECTION 3.3 Registration Procedures. The Company will use its reasonable efforts to effect each Required Registration pursuant to Section 3.1 and each Incidental

Registration pursuant to Section 3.2, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as possible, and the Company will as expeditiously as possible:

                    (a) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC the registration statement and use its reasonable efforts to cause the Registration to become effective; provided, however, that, to the extent practicable, the Company will furnish to the holders of the Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed and any such holder shall have the opportunity to comment on any information pertaining solely to such holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment.

                    (b) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                    (c) furnish, upon request, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the Public Offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

                    (d) notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any:

                    (i) of any stop order or other order suspending the
               effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

                    (ii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                    (iii) of any written request by the SEC for amendments or
               supplements to such registration statement or prospectus; and

                    (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                    (e) if requested by the managing underwriter or underwriters or any holder of Registrable Securities to be included in such Registration in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                    (f) on or prior to the date on which a Registration is declared effective, use its reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested covered by such Registration; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                    (g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

                    (h) use its reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

                    (i) use its reasonable efforts to obtain:

                         (A) at the time of effectiveness of each Registration,
                    a "comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the holders of a majority of the Registrable Securities to be included in such Registration and the underwriters reasonably request; and

                         (B) at the time of any underwritten sale pursuant to
                    the registration statement, a "bring-down comfort letter," dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Requisite Holders and the underwriters reasonably request;

                    (j) use its reasonable efforts to obtain, at the time of effectiveness of each Registration and at the time of any sale pursuant to each Registration, an opinion or opinions addressed to the holders of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, in customary form and scope from counsel for the Company;

                    (k) notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

                    (l) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve
          (12) month period;

                    (m) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration;

                    (n) use its reasonable efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Common Stock are then listed, and admitted to trading on NASDAQ, if the Common Stock or any such other securities of the Company are then admitted to trading on NASDAQ; and

                    (o) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require each holder of Registrable Securities that will be included in such Registration to furnish the Company with such information in respect of such holder of its Registrable Securities that will be included in such Registration as the Company may reasonably request in writing and as is required by Applicable Law.

          SECTION 3.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give the holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' or such underwriters' to conduct a reasonable investigation within the meaning of
Section 11(b)(3) of the Securities Act.

          SECTION 3.5 Rights of Requesting Holders. Each holder of Registrable Securities to be included in a Registration which makes a written request therefor in Section 3.1 or 3.2, as the case may be, shall have the right to receive within thirty (30) days of receipt by the Company of such request copies of the information, notices and other documents described in Section 3.3(l) and
Section 3.3(o).

          SECTION 3.6 Registration Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration in which the Company does not sell any securities for its own account.

          SECTION 3.7 Indemnification; Contribution.

          (a) The Company shall indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder furnished in writing to the Company by such holder expressly for use therein. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of Registrable Securities; provided that the Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, the Company, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided that such holder's obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

          (c) Any Person entitled to indemnification under the provisions of this Section 3.7 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article III shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

          (d) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 3.7(b) was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 3.7 shall be several and not joint.

          (e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 3.7 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

          (f) The indemnity and contribution agreements contained in this
Section 3.7 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement for any reason.

          SECTION 3.8 Holdback Agreements; Registration Rights to Others. In the event and to the extent requested by the managing underwriter or, if the Registrable Securities are not being disposed of in an underwritten Public Offering, if requested by the Company, each Stockholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any securities of the Company, other than those Registrable Securities included in such Registration pursuant to Section 3.1(a), 3.1(b) or 3.2(a) for the thirty (30) days prior to and the ninety days (90) days (one hundred and eighty (180) days in the case of the initial Public Offering of the Company) after the effectiveness of the registration statement pursuant to which such Public Offering shall be made (or such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter or, as the case may be, the Company in order to complete the sale and distribution of the securities included in such Public Offering; provided that in no event shall such shorter period of time with respect to any Stockholder be shorter than any such period for any other Stockholder); provided that the limitations contained in this Section 3.8 shall not apply to the extent a Stockholder is prohibited by Applicable Law from so withholding such Registrable Securities from sale during such period.

          SECTION 3.9 Availability of Information. Following the Company's initial Public Offering, the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with Stockholders who are holders of Registrable Securities, so as to permit disposition of the Registrable Securities pursuant to an exemption from the Securities Act for the sale of any Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act). The Company shall also cooperate with each Stockholder who is a holder of any Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

          SECTION 3.10 Additional Registration Rights. Nothing contained in this Agreement shall prevent the Company from granting additional registration rights to any Person if approved by a Special Board Approval; provided, however, that any grant of additional registration rights to any Harvest Fund must be approved by the Investcorp Investors and the Requisite Disinterested Holders and the grant of additional rights to Investcorp Investors must be approved by Harvest Funds and the Requisite Disinterested Holders.

          SECTION 3.11 Additional Agreement. Without the consent of the Requisite Disinterested Holders, the Harvest Funds hereby covenant and agree that they will not, and will not permit any of their respective Affiliates, to vote in favor of, or permit their designees on the Board or the boards of directors of any Subsidiaries of the Company, to vote in favor of or otherwise authorize the initial Public Offering of the Company, unless immediately following the consummation of such initial Public Offering, the Financial Investors will hold the same type of stock that the Harvest Funds hold.


                                   ARTICLE IV

                       GOVERNANCE AND STOCKHOLDER MATTERS

          SECTION 4.1 Board of Directors.

          (a) Each Stockholder agrees to vote, at any time and from time to time, all of the shares of Common Stock and Preferred Stock held by such Stockholder and all other shares of Common Stock and Preferred Stock over which he, she or it has voting control and shall take all other necessary or desirable action within his, her or its control (whether in his, her or its capacity as a stockholder, director or officer of the Company or otherwise), and the Company shall take all necessary or desirable action within its control, in order to elect and maintain a seven (7) member Board, which shall include: (i) three (3) Directors designated by the Harvest Funds, who initially shall be Ira D. Kleinman, Kevin Hayes and Dennis Vollmershausen, (ii) the chief executive officer of Associated Materials Incorporated, a Delaware corporation ("Associated"), who shall initially be Michael Caporale, and, subject to Section 4.4(a) below, as otherwise designated by the Board through a Special Board Approval from time to time in accordance with and subject to this Agreement, and (iii) three (3) Directors designated by the Investcorp Investors, who shall initially be Christopher J. Stadler, Simon
C. Moore and Dana R. Snyder. Notwithstanding the foregoing, (A) at such time as the Investcorp Investors own or hold in the aggregate, on an as-converted basis,
(x) a number of Equity Securities that is less than thirty percent (30%) of the total number of Outstanding Equity Securities, the Investcorp Investors shall only have the right to designate two (2) Directors, (y) a number of Equity Securities that is less than fifteen percent (15%) of the total number of Outstanding Equity Securities, the Investcorp Investors shall only have the right to designate one (1) Director, and (z) a number of Equity Securities that is less than eight percent (8%) of the total number of Outstanding Equity Securities, the Investcorp Investors shall no longer have the right to designate any Directors, and (B) if an Approved Recapitalization is caused at the election of the Existing Investors pursuant to Section 4.5(a) below and immediately after giving effect to the consummation of such Approved Recapitalization the Existing Investors own or hold in the aggregate, (x) a number of Equity Securities and Designated Options that is less than thirty percent (30%) of the total number of Outstanding Equity Securities, the Harvest Funds shall only have the right to designate two (2) Directors, (y) a number of Equity Securities and Designated Options that is less than fifteen percent (15%) of the total number of Outstanding Equity Securities, the Harvest Funds shall only have the right to designate one (1) Director, and (z) a number of Equity Securities and Designated Options that is less than eight percent (8%) of the total number of Outstanding Equity Securities, the Harvest Funds shall no longer have the right to designate any Directors. To the extent the Investcorp Investors lose the right to designate any or all of their directors pursuant to clause (A) of the immediately preceding sentence, then, to the extent the Harvest Funds have not, at the time of such vacancy or vacancies, lost the right to designate any of their directors pursuant to clause (B) of the immediately preceding sentence, the Harvest Funds shall have the right to designate directors to fill the vacancy or vacancies on the Board resulting under clause (A) of the immediately preceding sentence. The Harvest Funds shall direct the Directors designated by them to comply with the terms and conditions of this Agreement (including the approval of transactions contemplated hereby) and, if any such Director fails to comply with such terms and conditions, the Harvest Funds agree to remove such Director and to immediately appoint a new Director to fill such vacancy. The Investcorp Investors shall direct the Directors designated by it to comply with the terms and conditions of this Agreement (including the approval of transactions contemplated hereby) and, if any such Director fails to comply with such terms and conditions, the Investcorp Investors agree to remove such Director and to immediately appoint a new Director to fill such vacancy. Notwithstanding the foregoing, the parties to this Agreement hereby acknowledge that the initial Directors appointed to the Board by the Investcorp Investors pursuant to Section 4.1(a)(iii) above shall not become members of the Board until immediately after the Transaction Dividend and Management Bonuses (each as defined in the Stock Purchase Agreement) have been approved by the Board.

          (b) In the event that any Director designated by the Harvest Funds for any reason ceases to serve as a Director during his or her term of office, unless in accordance with

Section 4.1 hereof the Harvest Funds no longer have the right to designate such Director, the resulting vacancy on the Board shall be filled by a Director promptly designated by the Harvest Funds. In the event that any Director designated by the Investcorp Investors for any reason ceases to serve as a Director during his or her term of office, unless in accordance with Section 4.1 hereof the Investcorp Investors no longer have the right to designate such Director, the resulting vacancy on the Board shall be filled by the Director promptly designated by the Investcorp Investors.

          (c) The removal of any Director may be only at the written request of the Person who designated such Director, unless in accordance with Section 4.1 hereof such Person no longer has the right to designate such Director and shall be effective upon the Company's receipt of such written request. The Stockholders shall take all steps necessary to implement any such removal in accordance with the terms of this Agreement.

          (d) In order to effectuate the provisions of this Agreement (including, without limitation, the provisions set forth in Sections 4.1(a) through (c) hereof and any election by the Existing Investors to effectuate an Approved Recapitalization in accordance with Section 4.5(a)), and in connection with any matter put to a vote of the Stockholders under this Agreement or applicable law (but subject to the provisions of Section 6.14), each Existing Investor hereby grants to the Harvest Funds, an irrevocable proxy (which proxy is coupled with an interest) to vote at any annual or special meeting of stockholders, or to take action by written consent in lieu of such meeting, with respect to all of the shares of Capital Stock or other voting or non-voting securities of the Company owned or held of record by such Existing Investor, as determined by the Harvest Funds, with respect to (A) the election of Directors designated in accordance with this Section 4.1, (B) the removal of Directors in accordance with this Section 4.1, (C) the election of a Director to fill any vacancy on the Board in accordance with this Section 4.1, (D) amending the certificate of incorporation of the Company but, excluding changes that would disproportionately and adversely affect the rights of any Existing Investor (other than a Harvest Fund) and (E) the taking of any other action by the Existing Investors under this Agreement or approving or voting on any matter in accordance with applicable law (but subject to the provisions of Section 6.14); provided, that in exercising such proxy, the Harvest Funds shall not agree to waive or amend any rights of the Existing Investors under this Agreement. The Harvest Funds shall use their commercially reasonable efforts to provide each other Existing Investor with written prior notice of any exercise of the proxy granted pursuant to this Section 4.1(d); provided, however, that failure to provide such written prior notice shall not affect the exercise of such proxy by the Harvest Funds. It is understood and agreed that the Existing Investors hold as of the date hereof non-voting Equity Securities, that this proxy is intended to cover any voting Equity Securities received or receivable upon the conversion of any such securities and any other voting securities of the Company received by an Existing Investor after the date hereof.

          (e) So long as the Harvest Funds or any Financial Investor continues to hold in the aggregate at least ten percent (10%) of the Equity Securities acquired by each such Stockholder upon consummation of the Restructuring, the Company shall deliver to the Harvest Funds or such Financial Investor, as applicable, (i) on or prior to the thirtieth (30th) day after the end of each monthly fiscal period of the Company, an unaudited income statement, balance sheet and cash flow statement for and as of the end of such monthly period, (ii) within forty-five (45) days after the end of each fiscal quarter of the Company, an unaudited income statement, balance sheet and cash flow statement for and as of the end of such fiscal quarter and for the year to date, including management's discussion and analysis with respect thereto and (iii) within ninety (90) days after the end of each fiscal year of the Company, (A) an audited income statement, balance sheet and cash flow statement for and as of the end of such fiscal year and (B) the annual budget of the Company.

          (f) So long as the Investcorp Investors continue to hold in the aggregate at least ten percent (10%) of the Equity Securities acquired by the Investcorp Investors upon consummation of the Restructuring, the Company shall deliver to the Investcorp Investors (i) on or prior to the thirtieth (30th) day after the end of each monthly fiscal period of the Company, an unaudited income statement, balance sheet and cash flow statement for and as of the end of such monthly period, (ii) within forty-five (45) days after the end of each fiscal quarter of the Company, an unaudited income statement, balance sheet and cash flow statement for and as of the end of such fiscal quarter and for the year to date, including management's discussion and analysis with respect thereto and
(iii) within ninety (90) days after the end of each fiscal year of the Company,
(A) an audited income statement, balance sheet and cash flow statement for and as of the end of such fiscal year and (B) the annual budget of the Company.

          (g) Upon execution by the Company of a letter of intent with respect to an acquisition by the Company pursuant to which the Company will issue New Securities, the Company shall use its commercially reasonable efforts to notify the Financial Investors of the terms of such proposed acquisition; provided, however, that failure to provide such notice shall not effect the obligations of any Stockholder pursuant to Section 2.5 hereof.

          (h) In the event the Harvest Funds or the Investcorp Investors shall not be entitled to designate a director pursuant to Section 4.1(a), the Harvest Funds or Investcorp Investors, as the case may be, may review the books and records and inspect any of the properties or assets of the Company and its Subsidiaries from time to time at reasonable intervals during normal business hours upon reasonable notice to the Company or a Subsidiary, as the case may be.

          (i) The Company shall cause the boards of directors of each of Holdings and Associated to have the exact composition as provided for in this
Section 4.1, and for such boards to be subject to the same rules and operating procedures as set forth in this Section 4.1, mutatis mutandis. It is understood by the parties hereto that the representatives of the Investcorp Investors on the boards of directors of Holdings and Associated shall take no part in, and shall abstain from any discussion regarding, the declaration or payment of dividends (A) from Associated to Associated Materials Holding, Inc. ("AMHI"),
(B) from AMHI to Holdings and (C) from Holdings to the Company, in order to fund the Transaction Dividend and the Management Bonuses.

          SECTION 4.2 Observation Rights.

          For so long as Apollo and its Affiliates continue to hold at least $22,500,000 of the Mezzanine Notes, Apollo shall have the right to have one (1) representative present (whether in person or by telephone) at all meetings of the boards of the Company and its Subsidiaries (and audit committees thereof); provided that such representative shall not be entitled to vote at such meetings; and provided further that such representative is reasonably acceptable to the Company. The Company shall send to such representative all of the notices, information and other materials that are distributed to Directors, and shall provide Apollo with a notice and agenda of each meeting of the boards (and audit committees thereof) of the Company and its Subsidiaries, at the same time as delivered to the Directors. Apollo shall provide notice to the Company of the identity and address of, or any change with respect to the identity or address of, their representative. Notwithstanding the foregoing, the Company or its Subsidiaries, as applicable, shall be entitled to (a) excuse such representative of Apollo from any portion of a meeting of the boards (or audit committee thereof) which discusses any matters directly relating to Apollo, the Mezzanine Notes or the Mezzanine Notes Indenture and (b) withhold information from the Apollo representative delivered to the boards (or audit committees thereof) prior to a meeting of the applicable board (or audit committee thereof), in each case if the Company, or its Subsidiaries, as applicable, believes there is a reasonable likelihood that the receipt of such information by the Apollo representative would create a conflict of interest for the Apollo representative or affect the attorney/client privilege of the Company and its legal advisors or its Subsidiaries or their legal advisors, as applicable. The Company shall reimburse or shall cause its Subsidiaries to reimburse the Apollo representative for all reasonable travel and other out-of-pocket expenses incurred by the Apollo representative in connection with attending board or committee meetings.

          SECTION 4.3 Certain Governance Matters. The Company covenants and agrees that it shall not take, and it shall not permit any Subsidiary to take, any of the following actions without a Special Board Approval, and each of the Stockholders shall not cause or permit the Company, or any Subsidiary, to take any of the following actions without such approval:

               (a) (i) authorize, issue or sell any Parity Securities or Senior Securities (each as defined in the Certificate of Designations), (ii) other than in connection with Stock Options granted under the Stock Option Plan (and the shares of Common Stock issuable upon exercise of the Stock Options granted thereunder) or upon the conversion of the shares of Preferred Stock into Common Stock, issue or sell any Junior Securities (as defined in the Certificate of Designations), or rights to purchase Junior Securities, that, in the aggregate, would constitute five percent (5%) or more of the Outstanding Equity Securities outstanding on the date of this Agreement, or
     (iii) grant any Stock Options in excess of the number of Stock Options reserved for grant under the Stock Option Plan (as such number may be adjusted for stock splits, stock distributions and the like);

               (b) refinance or amend any existing indebtedness with a principal amount in excess of $10,000,000, other than to fund a repurchase of Preferred Stock or Common Stock and transaction expenses in accordance with
     Section 4.4(c), 4.5(a) or 4.7 hereof or to fund a redemption of the Preferred Stock pursuant to a "Put Offer" pursuant to the Certificate of Designations;

               (c) incur any indebtedness, other than (i) indebtedness for working capital, in an aggregate principal amount of $10,000,000 or less outstanding at any time, (ii) to finance Permitted Acquisitions, (iii) term and revolving indebtedness and letters of credit under the New Bank Facility, (iv) intercompany indebtedness, (v) hedging obligations solely for the purpose of fixing or hedging interest rate, currency rate or commodity price risk, (vi) indebtedness incurred to fund a repurchase of Preferred Stock or Common Stock and transaction expenses in accordance with Section 4.4(c), 4.5(a) or 4.7 hereof or to fund a redemption of the Preferred Stock pursuant to a "Put Offer" pursuant to the Certificate of Designations, (vii) a guarantee of any indebtedness permitted hereby, (viii) indebtedness under the Dividend Promissory Notes as defined in, and on the terms described in, the Stock Purchase Agreement, or (ix) as permitted by Section 4.3(b);

               (d) declare or pay any dividends, other than dividends paid by a Subsidiary of the Company to the Company or a Subsidiary of the Company and other than the Transaction Dividend as defined in, and on the terms described in, the Stock Purchase Agreement;

               (e) repurchase any of the Equity Securities of the Company, except for repurchases of Preferred Stock pursuant to a "Put Offer" pursuant to the Certificate of Designations, repurchases of Preferred Stock and Common Stock in accordance with Section 4.4(c), 4.5(a) or 4.7 hereof and repurchases of shares of Common Stock held by employees of the Company upon termination of their employment with the Company or its Subsidiaries or upon their death, in a manner consistent with the Company's past practices;

               (f) engage in (i) any Change of Control Transaction or (ii) any sale of the assets of the Company or any of its Subsidiaries in excess of $25 million, other than sales of inventory and equipment in the ordinary course of business;

               (g) acquire any assets or business, by merger, stock or asset purchase or otherwise, other than (A) inventory and equipment acquired in the ordinary course of business in a manner consistent with the Company's past practices, and (B) Permitted Acquisitions;

               (h) make any assignment for the benefit of creditors of the Company or any of its Subsidiaries or commence or authorize any proceedings by the Company or any of its Subsidiaries under any bankruptcy, reorganization, insolvency, receivership or other similar law or statute;

               (i) increase or decrease the number of Directors;

               (j) beginning with the annual operating budget for fiscal year 2005 and continuing thereafter, adopt an annual operating budget for the Company and its Subsidiaries, or make any expenditures during an applicable fiscal year that, together with other expenditures under the approved operating budget for a fiscal year, would be in excess of 120% of the amount contained in the approved budget;

               (k) enter into or amend in any material respect any employment arrangement with any person that is or would be a member of the senior management of the Company or any of its Subsidiaries;

               (l) make any material change or alteration in the wage, salary, compensation, bonus, incentives, pension or other benefits payable or otherwise due to any Executive Officer of the Company or any Subsidiary;

               (m) make or cause to be made any initial Public Offering of the securities of the Company or any Subsidiary;

               (n) amend the Certificate of Designation or the Certificate of Incorporation of the Company, whether by operation of law, by merger or otherwise;

               (o) consummate a Recap Event that is not governed by Section 4.4(c) or 4.5 of this Agreement; or

               (p) any other action that requires a Special Board Approval under this Agreement;

provided, however, that notwithstanding the foregoing, (i) the approval of a Director designated by the Investcorp Investors shall not be required under (A) Sections 4.3(b), (c), (f), (g), (j), (k), (l), (m) and (n) above, or (B) with respect to those items requiring Special Board Approval under clause (c) of the definition of "New Securities", the definition of Projected Adjusted Cash Flow,
Section 3.1(e) or Section 6.5(b) ((A) and (B) collectively, the "Fall-Away Governance Rights"), at any time after the date on which the Investcorp Investors, and their Permitted Transferees, collectively own or hold in the aggregate a number of Equity Securities then outstanding (on an as-converted basis) that is less than twenty percent (20%) of the total number of Outstanding Equity Securities, and (ii) if an Approved Recapitalization is caused at the election of the Existing Investors pursuant to Section 4.5(a) below and immediately after giving effect to the consummation of such Approved Recapitalization the Existing Investors own or hold in the aggregate a number of Equity Securities and Designated Options that is less than twenty percent (20%) of the total number of Outstanding Equity Securities, the approval of a Director designated by the Harvest Funds shall no longer be required with respect to any of the Fall-Away Governance Rights. Notwithstanding anything else to the contrary in the Certificate of Designations, in connection with any Sale of the Business (as defined in the Certificate of Designations) that requires Special Board Approval or is otherwise approved by at least one director designated by the Investcorp Investors, the Investcorp Investors agree that they cannot exercise the Put Offer rights under Article 7 of the Certificate of Designations.

          SECTION 4.4 Rights of Investcorp Investors.

          (a) At any time after the second anniversary of the date hereof, the Investcorp Investors may demand that an independent valuation be performed on the Company. Such independent valuation shall be performed by an investment banking or valuation firm of national reputation independent of, and reasonably acceptable to, the Investcorp Investors and the Harvest Funds (the "Independent Firm"). The Company shall pay for all costs, fees and expenses associated with such independent valuation, including, but not limited to, all fees and expenses of the Independent Firm. If the valuation performed by the Independent Firm determines that the Equity Value of the Company, using a multiple no greater than a 7.5 times the EBITDA of the Company for the latest twelve (12) month period, is an amount less than the Threshold Amount, the Investcorp Investors may, in their sole and absolute discretion, but exercisable during no more than one Permissible Change Period, make changes to the Executive Officers of the Company and its Subsidiaries, which changes shall include, but not be limited to, the right to terminate the employment of such persons or to change the authority, duties or responsibilities of such persons (and upon such election to make such changes, subject to compliance with the balance of this Section 4(a), the Company and the members of the Board of Directors shall cause such desired changes to be made); provided, however, at the earlier of such time as (i) seventy-five percent (75%) or more of the Preferred Stock acquired by the Investcorp Investors in the Restructuring has been repurchased by the Company or converted into Common Stock and (ii) the Investcorp Investors collectively own or hold in the aggregate a number of Equity Securities that is less than twenty percent (20%) of the total number of Outstanding Equity Securities, any such changes to such Executive Officers shall only be made by the Board. In connection with the exercise of the foregoing rights, in the event the Investcorp Investors elect to replace the Chief Executive Officer of Associated, the Company shall hire a nationally recognized executive recruiting firm chosen by the Investcorp Investors and reasonably acceptable to the Harvest Funds who shall be instructed to conduct a national search for a replacement Chief Executive Officer (the "Replacement CEO"). The executive search firm shall consult with the Harvest Funds and the Investcorp Investors on a regular basis in connection with its efforts to locate the Replacement CEO, including by providing status reports, resumes of potential candidates and such other information as the Harvest Funds or the Investcorp Investors may reasonably request. Prior to the selection of the Replacement CEO by the Investcorp Investors, the Investcorp Investors shall consult with the Harvest Funds and, in any event, the Replacement CEO shall be a person of good character with substantial experience in running enterprises generally in the building materials industry, who is not currently, and has not been within the last five years, whether in an employment, advisory or other capacity, in a professional or business relationship with the Investcorp Investors or any of their Affiliates, and has no relationship, past or present, with the Investcorp Investors and any of their Affiliates, on the one hand, or the Harvest Funds and any of their Affiliates, on the other hand, that could reasonably be expected to call into question the independence of such person from either the Investcorp Investors and any of their Affiliates, on the one hand, or the Harvest Funds and any of their Affiliates, on the other hand. The Harvest Funds shall have the right to reject any candidate nominated by the Investcorp Investors as the Replacement CEO for any reason whatsoever, which right may only be exercised by the Harvest Funds one time. Upon selection of a Replacement CEO in accordance with the provisions of this Section 4.4(a), the Replacement CEO shall become a member of the Board of Directors effective upon commencement of employment. Notwithstanding anything contained in this Section 4.4 or in Section 4.3 to the contrary, upon selection of the Replacement CEO, the Replacement CEO shall have the authority, for a period of one year after the date such person commences employment with Associated, to make such changes to the Executive Officers of Associated as the Replacement CEO deems appropriate, and such changes shall not require the separate consent of any members of the Board of Directors appointed by the Harvest Funds.

          (b) If, for the period from January 1, 2005 through December 31, 2008, the Adjusted Cash Flow of the Company and its Subsidiaries is less than seventy percent (70%) of the Projected Adjusted Cash Flow of the Company and its Subsidiaries, the Investcorp Investors may notify the Company, at any time from the earlier of (i) the date on which the audited financial statements for the fiscal year ending on or about December 31, 2008 have been certified by the Company's independent public accountants and (ii) March 31, 2009, through December 31, 2009, that they intend to initiate a process that could result in a Drag Along Event. Upon receipt of such notice, the Company shall engage an investment banking firm reasonably satisfactory to the Investcorp Investors and take such other steps as it or the Investcorp Investors determine are reasonably necessary or appropriate to initiate a process that could result in a Drag Along Event. The Company shall pay for all costs, fees and expenses associated with such Drag Along Event, including, but not limited to, all fees and expenses of the investment banking firm and the fees and expenses of the Stockholders. Upon receipt from the retained investment bank of a range of reasonable Equity Values for the Company, the Investcorp Investors shall provide a further notice to the Company as to whether the Investcorp Investors intend to pursue a Drag Along Event. For a period of sixty (60) days after receipt of such latter notice, the Harvest Funds, any Permitted Transferee or any other Person designated by the Harvest Funds and the Company shall have the right, but not the obligation, to purchase all, but not less than all, of the outstanding shares of Preferred Stock and Common Stock owned or held by the Investcorp Investors (the "Preemptive Purchase") at a price per share payable in cash equal to the Retained Liquidation Preference, net of any dividends declared but unpaid on a share of Preferred Stock as of the date of the Preemptive Purchase, provided the record date for such dividend occurs prior to the date of the Preemptive Purchase (it being understood that any such declared but unpaid dividends shall be payable to the holder of such Capital Stock at the applicable record date). At the earlier of such time as (A) seventy-five percent (75%) or more of the Preferred Stock acquired by the Investcorp Investors in the Restructuring has been repurchased by the Company or converted into Common Stock and (B) the Investcorp Investors collectively own or hold in the aggregate a number of Equity Securities that is less than twenty percent (20%) of the total number of Outstanding Equity Securities, the rights granted to the Investcorp Investors pursuant to this Section 4.4(b) shall terminate.

          (c) At any time after July 15, 2007, the Investcorp Investors may notify the Company that they intend to cause the Company, or request that the Board cause the Company, to initiate a process that could result in an Approved Recapitalization. Upon receipt of such notice, the Company will engage an investment banking firm to determine the Equity Value of the Company and to take such other steps as it or the Investcorp Investors determine are reasonably necessary or appropriate to effect such Approved Recapitalization. The Company shall pay for all costs, fees and expenses associated with such Approved Recapitalization, including, but not limited to, all fees and expenses of the investment banking firm and the fees and expenses of the Stockholders. The equity valuation to be used in and the amount and distribution of net proceeds of any Approved Recapitalization effected pursuant to this Section 4.4(c) shall be governed by Section 4.7.

          (d) In connection with a transaction contemplated by Section 4.4(b) or
(c), each Stockholder hereby agrees, at the request of the Investcorp Investors, to take such actions and execute and deliver such documents (and to instruct the Company and its Subsidiaries to take such actions and execute such documents) as the Investcorp Investors may reasonably deem necessary or appropriate in order to consummate such transaction.

          (e) Notwithstanding anything in this Section 4.4 to the contrary, (i) the rights under subsections (a), (b) and (c) of this Section 4.4 shall each only be exercised once during the term of this Agreement (provided that no such exercise that does not result in the consummation of the desired action or transaction shall count as an exercise of any such rights, but in no event shall the failure of the consummation of the desired action or transaction extend the time period under which the Investcorp Investors may exercise any such right or take any such action, unless the Company or the Existing Investors shall have materially breached their obligations under this Agreement to facilitate any such desired action or transaction, in which case any such time periods shall be extended by a number of days equal to the duration of such material breach), (ii) the right under
Section 4.4(c) shall not be exercised following the exercise of the right under
Section 4.4(b) and (iii), provided the Investcorp Investors have received proceeds equal to at least the Target Amount under an Approved Recapitalization under Section 4.4(c), the right under Section 4.4(b) shall not be exercised following the exercise of the right under Section 4.4(c).

          SECTION 4.5 Rights of Existing Investors.

          (a) If, at any time after July 15, 2007, the Equity Value of the Company exceeds $815,000,000, the Existing Investors may, at their option, cause the Company, or request that the Board cause the Company, to execute an Approved Recapitalization. Upon receipt of such notice, the Company will engage an investment banking firm and take such other steps as it or the Existing Investors determine are reasonably necessary or appropriate to effect such Approved Recapitalization. Such Equity Value shall be determined by an Independent Firm chosen by the Investcorp Investors (the "First Valuation"); provided, however, that if the Existing Investors notify the Investcorp Investors within ten (10) days of their receipt of the First Valuation that such Existing Investors disagree with the First Valuation, then the Existing Investors may elect to chose an Independent Firm to determine the Equity Value of the Company (the "Second Valuation") and such Second Valuation shall be completed promptly; provided further, however, that if the Existing Investors and the Investcorp Investors are unable to agree on the Equity Value of the Company based upon the First Valuation and the Second Valuation within ten (10) days of the Investcorp Investors' receipt of the Second Valuation, then the Existing Investors and the Investcorp Investors shall jointly chose a third Independent Firm to determine the Equity Value of the Company (the "Third Valuation") and such Third Valuation shall be completed promptly. The Company shall pay for all costs, fees and expenses associated with such Approved Recapitalization, including, but not limited to, all fees and expenses of all valuations and the fees and expenses of the Stockholders.

          (b) If the Existing Investors fail to notify the Investcorp Investors of their disagreement with the First Valuation within ten (10) days of their receipt thereof, then the Equity Value set forth in the First Valuation shall be the Equity Value of the Company for purposes of this Section 4.5. If the Investcorp Investors fail to notify the Existing Investors of their disagreement with the Second Valuation within ten (10) days of their receipt thereof, then the Equity Value set forth in the Second Valuation shall be Equity Value of the Company for purposes of this Section 4.5. If the Existing Investors and the Investcorp Investors elect to obtain a Third Valuation, then the Existing Investors and the Investcorp Investors agree that for purposes of this Section
4.5 the Equity Value of the Company shall be an amount equal to the sum of the First Valuation, the Second Valuation and the Third Valuation, divided by three
(3).

          (c) In connection with a transaction contemplated by Section 4.5(a), each Stockholder hereby agrees, at the request of the Harvest Funds, to take such actions and execute and deliver such documents (and to instruct the Company and its Subsidiaries to take such actions and execute such documents) as the Harvest Funds may reasonably deem necessary or appropriate in order to consummate such transaction. The equity valuation to be used in and the amount and distribution of net proceeds of any Approved Recapitalization effected pursuant to this
Section 4.5 shall be governed by Section 4.7.

          SECTION 4.6 Additional Mutual Rights.

          (a) At any time after the fifth anniversary of the date hereof, either the Investcorp Investors or the Harvest Funds (pursuant to the rights granted to the Drag Seller under Section 2.4(b)) may notify (the first to notify being a "Notifying Stockholder") the Company and the other Stockholders (the "Receiving Stockholders") that they intend to initiate a process that could result in a Drag Along Event. Upon receipt of such notice, the Company will engage an investment banking firm and take such other steps as it or the Notifying Stockholder reasonably determines are necessary or appropriate to effect such Drag Along Event. The Company shall pay for all costs, fees and expenses associated with such Drag Along Event, including, but not limited to, all fees and expenses of the investment banking firm and the fees and expenses of the Stockholders.

          (b) In connection with a transaction contemplated by Section 4.6(a), each Receiving Stockholder hereby agrees, at the request of the Notifying Stockholder, to take such actions and execute and deliver such documents (and to instruct the Company and its Subsidiaries to take such actions and execute such documents) as the Notifying Stockholder may reasonably deem necessary or appropriate in order to consummate such transaction.

          (c) In the event that the Investcorp Investors initiate a process that could result in a Drag Along Event pursuant to this Section 4.6 or Section 4.4(b) in which the net proceeds available upon consummation of the Drag Along Event is reasonably likely to be less than $300,000,000, then the Investcorp Investors shall (i) retain, at the Company's expense, an investment banking or valuation firm of national reputation reasonably acceptable to the Harvest Funds, (ii) cause such firm to consult with the Harvest Funds and the Investcorp Investors on a regular basis in connection with its valuation efforts, and provide such information as the Harvest Funds or the Investcorp Investors may reasonably request and (iii) use commercially reasonable efforts to get the best reasonably available price, within a commercially reasonable period of time, for the Equity Securities to be Transferred in connection with the Drag Along Event.

          SECTION 4.7 Recapitalizations.

          (a) The parties agree that any Recapitalization will be accomplished by means of a repurchase of Equity Securities in accordance with this Agreement, and not by means of a dividend or other distribution.

          (b) In connection with any Recapitalization (including, but not limited to, an Approved Recapitalization) (a "Recap Event"), the Equity Value of the Company shall be determined as follows:

          (i) if the Recap Event is not governed by Sections 4.4(c) or 4.5 hereof, the Equity Value of the Company shall be determined by an Independent Firm chosen by the Board and approved with a Special Board Approval (a "Company Recap Event"),

          (ii) if the Recap Event is governed by Section 4.4(c) hereof, the Equity Value of the Company shall be determined in accordance with Section 4.4(c) (an "Investcorp Recap Event"), and

          (iii) if the Recap Event is governed by Section 4.5 hereof, the Equity Value of the Company shall be determined in accordance with Section 4.5 (an "Existing Investor Recap Event").

          (c) The amount of the net proceeds from a Recap Event that shall be used to repurchase the Equity Securities of the Stockholders (the "Recap Event Amount") (i) in the case of a Company Recap Event, shall be determined by the Board and approved with a Special Board Approval and (ii) in the case of an Investcorp Recap Event or an Existing Investor Recap Event, shall be the maximum amount which can be raised by the incurrence of indebtedness meeting the conditions of clauses (b), (c) and (d) of the definition of "Approved Recapitalization."

          (d) The Company shall use the Recap Event Amount to repurchase Equity Securities of the Stockholders as follows:

          (i) First, the Company shall repurchase from the Investcorp Investors shares of Preferred Stock at the Per Share Price, pro rata, in proportion to the shares of Preferred Stock owned or held by such Investcorp Investors, provided that the aggregate amount paid pursuant to this clause shall not exceed the Retained Liquidation Preference, multiplied by the number of shares of Preferred Stock then outstanding, and provided further that, in the case of an Existing Investor Recap Event, each Investcorp Investor shall be entitled to elect not to sell any or all of its shares otherwise subject to repurchase under this clause and under clause (iii) below;

          (ii) Second, to the extent the Recap Event Amount exceeds the amount to be paid pursuant to clause (i) above, the Company shall repurchase from the Existing Investors Equity Securities (and, to the extent the Board approves their repurchase in connection with such Recap Event, Options or Stock Options then held by the Existing Investors) at the Per Share Price (net of the exercise price for any such Options or Stock Options), pro rata, in proportion to the Equity Securities (including any such Options or Stock Options participating in such Recap Event upon Board approval) owned or held by such Existing Investors, provided that the aggregate amount paid pursuant to this clause shall not exceed the Target Amount (which amount shall be reduced by all amounts paid to the Existing Investors pursuant to this clause (ii) upon repurchase of Equity Securities in connection with prior Recap Events), provided, that in the case of an Investcorp Recap Event, each Existing Investor shall be entitled to elect not to sell all or any of its shares otherwise subject to repurchase under this clause and under clause (iii) below; and

          (iii) Third, the remaining portion of the Recap Event Amount, if any, shall be used to repurchase Equity Securities (and, to the extent the Board approves their repurchase in connection with such Recap Event, Options or Stock Options then held by Stockholders) at the Per Share Price (net of the exercise price for any such Options or Stock Options) from all Stockholders (including holders of Preferred Stock not repurchased pursuant to clause
     (i) above) that elect to have their Equity Securities (and, to the extent applicable, Options or Stock Options) repurchased, pro rata, in proportion to the number of such Equity Securities (including any such Options or Stock Options participating in such Recap Event upon Board approval) owned or held by such Stockholders (giving effect to the conversion of the Preferred Stock and to the repurchase of Equity Securities pursuant to clauses (i) and (ii) above).

          (e) Notwithstanding anything in the Certificate of Designations to the contrary, in connection with a Recap Event in which the Investcorp Investors are entitled to receive the amounts specified in Section 4.7(d), the Investcorp Investors shall not be entitled to exercise their right to require a Put Offer to be made pursuant to Section 7.1 of the Certificate of Designations.

          SECTION 4.8 Mezzanine Notes. The Company hereby covenants that it shall cause each of Associated, AMHI and Holdings, to the extent permissible under the applicable Indentures and applicable law, to declare and pay dividends in such amounts that enable the Company to timely and fully make all interest payments owing on the Mezzanine Notes. Notwithstanding the foregoing, if, at any time during the period of five (5) years after the date hereof, Holdings shall not be permitted under the Indentures to make "Restricted Payments" (as defined in the Indentures) in an amount equal to the amount required to pay accrued interest payable in cash on the Mezzanine Notes in full as and when due, the Investcorp Investors shall purchase, on or before the due date of such interest, at an issue price of one hundred percent (100%) of the principal amount, Mezzanine Notes in an aggregate principal amount sufficient to pay, together with the amount of any Restricted Payments that are then permitted to be paid, all such accrued interest payable in cash; provided, however, that the aggregate amount paid by the Investcorp Investors for any such Mezzanine Notes shall not exceed $7,500,000.

                                   ARTICLE V

                           CERTAIN REGULATORY MATTERS

          SECTION 5.1 Regulatory Problem. Notwithstanding any other provision of this Agreement to the contrary, in the event that, at any time, the continued holding by any Regulated Stockholder or any of its Affiliates of some or all of the Equity Securities or any other securities of the Company held by it, at such time, will result in a Regulatory Problem, such Regulated Stockholder or such Affiliate shall promptly notify the Company and explain in reasonable detail the facts which have given rise to the Regulatory Problem and such Regulated Stockholder or such Affiliate shall use all reasonable best efforts to cure such Regulatory Problem (including, but not limited to, transferring such Equity Securities or other securities to an Affiliate of such Regulated Stockholder, holding non-voting securities, or relinquishing the right to enforce certain or all protective covenants, if any, in favor of such Regulated Shareholder or such Affiliate) and thereafter may, subject to compliance with Article II, promptly sell, exchange or otherwise dispose of such securities. In connection with the foregoing sentence, if requested by such Regulated Stockholder or such Affiliate, the Company shall cooperate with such Regulated Stockholder or such Affiliate (a) in disposing of such securities to a third party or (b) exchanging all or any portion of such securities on a share-for-share basis for shares of a non-voting security of the Company (such non-voting security to be identical in all respects to such voting securities or other securities, except that they shall be non-voting and shall be convertible or exercisable into voting securities on such conditions as are requested by such Regulated Stockholder in light of the regulatory considerations prevailing). Without limiting the foregoing, at the request of such Regulated Stockholder or such Affiliate, the Company shall provide (and authorize such Regulated Stockholder or such Affiliate to provide) financial and other information concerning the Company to any prospective purchaser of such securities owned by such Regulated Stockholder or such Affiliate, and shall amend this Agreement, the Certificate of Incorporation of the Company, the by-laws of the Company, and any related agreements and instruments and take any additional actions in order to effectuate and reflect the foregoing. The Company shall not be required to provide any such information unless the recipient thereof signs a confidentiality agreement reasonably satisfactory to the Company.

                                   ARTICLE VI

                                 MISCELLANEOUS

          SECTION 6.1 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

          SECTION 6.2 Captions; Rules of Interpretation. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The use of "or" is not intended to be exclusive unless expressly indicated otherwise.

          SECTION 6.3 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

          SECTION 6.4 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

     If to the Company, to:

          AMH Holdings II, Inc.
          3737 State Road
          Cuyahoga Falls, Ohio  44223
          Attention:  Chief Financial Officer
          Facsimile:  (330) 922-2312

     with copies (which shall not constitute notice) to:

          Harvest Partners, Inc.
          280 Park Avenue, 33rd Floor
          New York, NY  10017
          Attention:  Ira D. Kleinman
                      Christopher D. Whalen
          Facsimile:  (212) 812-0100

          and

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York  10036
          Attention:  John M. Reiss, Esq.
                      Oliver C. Brahmst, Esq.
          Facsimile:  (212) 354-8113

     with a copy (which shall not constitute notice) to:

          Investcorp Management Service Limited
          c/o Investcorp Bank B.S.C.
          P.O. Box 5340
          Investcorp House
          Manama, Bahrain
          Attention:  Gary S. Long
          Facsimile:  011-973-536-541

     with a copy (which shall not constitute notice) to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, NY 10166
          Attention:  E. Michael Greaney, Esq.
          Facsimile:  (212) 351-4035

     If to any Harvest Fund, to:

          c/o Harvest Partners, Inc.
          280 Park Avenue, 33rd Floor
          New York, NY  10017
          Attention:  Ira D. Kleinman
                      Christopher D. Whalen
          Facsimile:  (212) 812-0100

     with a copy (which shall not constitute notice) to its counsel:

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York  10036
          Attention:  John M. Reiss, Esq.
                      Oliver C. Brahmst, Esq.
          Facsimile:  (212) 354-8113

     If to the Investcorp Investors, to:

          Investcorp Management Service Limited
          c/o Investcorp Bank B.S.C.
          P.O. Box 5340
          Investcorp House
          Manama, Bahrain
          Attention:  Gary S. Long
          Facsimile:  011-973-536-541

     with a copy (which shall not constitute notice) to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, NY 10166
          Attention:  E. Michael Greaney, Esq.
          Facsimile:  (212) 351-4035

and if to any of the Financial Investors or the Management Stockholders, to the addresses set forth opposite each of their names on Schedule II or, as the case may be, Schedule III attached hereto (or included in any joinder to this Agreement), or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

          SECTION 6.5 Successors and Assigns; Additional Stockholders.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective successors, assigns and Permitted Transferees. The rights of a Stockholder, a Financial Investor, a Management Stockholder, an Investcorp

Investor or a Harvest Fund under this Agreement may not be assigned or otherwise conveyed by any Stockholder, except in connection with a Transfer of Equity Securities which, until termination of Article II pursuant to Section 6.10, is in compliance with this Agreement.

          (b) At the election of the Board pursuant to a Special Board Approval, any holder of Equity Securities may become a party to this Agreement as a Stockholder upon execution of a joinder to this Agreement by such holder; provided, however, that Special Board Approval shall not be required for Persons to become parties to this Agreement (i) who acquire Capital Stock of the Company upon the exercise of Stock Options or (ii) pursuant to the provisions of Section 2.2(b) above.

          SECTION 6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S CHOICE OF LAW PROVISIONS.

          SECTION 6.7 Submission to Jurisdiction.

          (a) Each of the parties hereto, other than TGF, hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York and each of the parties hereto, other than TGF, hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party, other than TGF, hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party, other than TGF, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 6.4, such service to become effective ten (10) days after such mailing. Each party, other than TGF, hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 6.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by Applicable Law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

          (b) Each of the parties, other than TGF, hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 6.7(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

          (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns or Permitted Transferees in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns or Permitted Transferees), be enforced in any jurisdiction, to the extent permitted by Applicable Law.

          (d) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning the sale or disposition of any Securities or the voting thereof or any other similar matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

          SECTION 6.8 Remedies; Jury Trial.

          (a) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning the sale or disposition of any securities or the voting thereof or any other similar matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

          (b) The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

          SECTION 6.9 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than Persons indemnified pursuant to Section 3.7, the parties hereto and their respective successors or assigns and Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

          SECTION 6.10 Termination; Survival of Benefits. This Agreement shall terminate on the closing of an initial Public Offering; provided, however, that
(a) Article VI and (b) the rights and obligations of the Stockholders and the Company under Article III shall survive any termination of this Agreement.

          SECTION 6.11 Publicity. None of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement or disclosure in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written consent of parties mentioned in such press release or public disclosure or statement and the Company in advance to the contents and the manner of presentation and publication thereof. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by Applicable Law.

          SECTION 6.12 Confidentiality. Each of the parties hereto hereby agrees that throughout the term of this Agreement it shall keep (and shall cause its directors, officers, employees, representatives and outside advisors and its Affiliates to keep) all non-public information received as a Stockholder relating to the Company (including any such information received prior to the date hereof) confidential except information which (a) becomes known to such Stockholder from a source, other than the Company, its directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company to keep such information confidential or (b) becomes generally available to the public through no breach of this Agreement by any party hereto. Each of the parties hereto agrees that such non-public information (i) shall be communicated only to those of its directors, officers, employees, representatives, outside advisors and Affiliates who need to know such non-public information and for the Financial Investors and the Investcorp Investors to their investors, partners and members in a manner consistent with past practice, and, if requested, to rating agencies and, if required by law, applicable regulatory authorities and (ii) will not be used by such party or its directors, officers, employees, representatives, outside advisors, Affiliates, investors, partners or members either to, directly or indirectly, compete with the Company or to conduct itself in a manner inconsistent with the antitrust laws of the United States or any State. Notwithstanding the foregoing, a party hereto may disclose non-public information if required to do so by a court of competent jurisdiction or by any governmental agency; provided, however, that if legally permissible prompt notice of such required disclosure shall be given to the Company and the Harvest Funds prior to the making of such disclosure so that the Company and/or the Harvest Funds may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the party hereto required to disclose the non-public information will disclose only that portion which such party is advised by opinion of counsel is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.

          SECTION 6.13 Expenses. The Company shall reimburse each of the respective members of its Board and Board observers pursuant hereto who are not employees of the Company for their travel and out-of-pocket expenses incurred in connection with their serving on the Board. Employees of the Company who incur expenses in connection with their attendance of meetings of the Board in the performance of their duties shall also be reimbursed in accordance with the Company's usual expense reimbursement policies.

          SECTION 6.14 Amendments; Waivers. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended, each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only by the prior written consent or written waiver of the Company, the Investcorp Investors, the Harvest Funds and at least a majority in interests of the Requisite Disinterested Holders; provided, however, that no amendment, modification or waiver shall adversely and disproportionately affect the rights of any Stockholder without such Stockholder's prior written consent.

          SECTION 6.15 Transactions with Affiliates.

          (a) Any Stockholder and any of its Affiliates may engage in or possess an interest in any other business venture of any kind, nature or description, independently or with others, whether or not such ventures are competitive with the Company or its Subsidiaries, notwithstanding that representatives of such Stockholder or any of their Affiliates may be serving as a Director of the Company or its Subsidiaries. Nothing in this Agreement shall be deemed to prohibit any Stockholder or any of their Affiliates from dealing, or otherwise engaging in business, with Persons transacting business with the Company or its Subsidiaries. Neither the Company nor any Stockholder shall have any rights or obligations by virtue of this Agreement, in or to any independent venture of any other Stockholder or any of their Affiliates, or the income or profits or losses or distributions derived therefrom, and such ventures shall not be deemed wrongful or improper even if competitive with the business of the Company or its Subsidiaries.

          (b) After the date hereof, the Company will not, and will not permit any of its Subsidiaries to, enter into any transaction (other than for legal services) with any Harvest Fund or any employee, officer, director or Affiliate of any Harvest Fund, other than transactions which are on terms not substantially less favorable to the Company or its Subsidiaries, as the case may be, as it could obtain in a transaction with a party without a conflict of interest, it being understood that a transaction approved by the Requisite Disinterested Holders and the Investcorp Investors shall be deemed to be on terms not substantially less favorable; provided, however, that this paragraph
(b) shall not prohibit the transactions contemplated by the amended and restated management agreement to be executed by and between Harvest Partners, Inc. and Associated as of the date hereof.

          (c) After the date hereof, the Company will not, and will not permit any of its Subsidiaries to, enter into any transaction (other than for legal services) with any Investcorp Investor or any employee, officer, director or Affiliate of any Investcorp Investor, other than transactions which are on terms not substantially less favorable to the Company or its Subsidiaries, as the case may be, as it could obtain in a transaction with a party without a conflict of interest, it being understood that a transaction approved by the Requisite Disinterested Holders and the Harvest Funds shall be deemed to be on terms not substantially less favorable; provided, however, that this paragraph (c) shall not prohibit the transactions contemplated by the management agreements to be executed by and between Investcorp International, Inc. and Associated as of the date hereof.

          (d) Each of the Investcorp Investors covenants and agrees that Investcorp Bank B.S.C. or one or more of its Affiliates (not including solely for purposes of this Section 6.15(d) clause (c) of the definition of Affiliate) will control, directly or indirectly, the voting and dispositive power with respect to the Equity Securities held from time to time by the Investcorp Investors.

          SECTION 6.16 Agreement Governs in Event of Conflict. In the event the provisions of this Agreement conflict with or are inconsistent with the provisions of the Certificate of Incorporation, Certificate of Designations or Bylaws of the Company, this Agreement shall govern.

                                  ARTICLE VII

                 TERMINATION OF HOLDINGS STOCKHOLDERS AGREEMENT

          SECTION 7.1 Termination of Holdings Stockholders Agreement. Holdings and the Existing Investors hereby agree that the Holdings Stockholders Agreement is hereby terminated in its entirety effective as of the date first above written, notwithstanding the provisions of Section 6.10 of the Holdings Stockholders Agreement. As a result of such termination, the Holdings Stockholders Agreement shall forthwith be of no further force or effect.


                                *      *      *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                      AMH HOLDINGS II, INC.


                                      By:_________________________________
                                         Name:
                                         Title:


                                      AMH HOLDINGS, INC., for purposes of
                                        Section 7.1 only


                                      By:_________________________________
                                         Name:
                                         Title:


                                      APOLLO INVESTMENT CORPORATION, for
                                        purposes of Section 4.2 only

                                      By: Apollo Investment Management, L.P.,
                                           as Advisor

                                      By: ACC Management, LLC as its General
                                           Partner


                                      By:_________________________________
                                         Name:
                                         Title:

                                      HARVEST PARTNERS III, L.P.

                                      By:  Harvest Associates III, LLC,
                                           its general partner


                                      By:_________________________________
                                         Name:
                                         Title:


                                      HARVEST PARTNERS III, GbR


                                      By:  Harvest Associates III, LLC,
                                           its general partner


                                      By:_________________________________
                                         Name:
                                         Title:


                                      HARVEST PARTNERS IV, L.P.

                                      By:  Harvest Associates IV, LLC,
                                           its general partner

                                      By:_________________________________
                                         Name:
                                         Title:


                                      HARVEST PARTNERS IV GmbH & Co. KG

                                      By:  Harvest Associates IV, LLC,
                                           its general partner


                                      By:_________________________________
                                         Name:
                                         Title:

                                      AM HOLDING LIMITED


                                      By:_________________________________
                                         Name:
                                         Title:


                                      AM EQUITY LIMITED


                                      By:_________________________________
                                         Name:
                                         Title:


                                      AM INVESTMENTS LIMITED


                                      By:_________________________________
                                         Name:
                                         Title:


                                      ASSOCIATED EQUITY LIMITED



                                      By:_________________________________
                                         Name:
                                         Title:



                                      ASSOCIATED INVESTMENTS LIMITED



                                      By:_________________________________
                                         Name:
                                         Title:

                                      BANCBOSTON CAPITAL INC.


                                      By:_________________________________
                                         Name:
                                         Title:


                                      PRIVATE EQUITY PORTFOLIO FUND II, LLC


                                      By:_________________________________
                                         Name:
                                         Title:


                                      GE CAPITAL EQUITY CAPITAL GROUP, INC.


                                      By:_________________________________
                                         Name:
                                         Title:


                                      OLD HICKORY FUND I, LLC

                                      By:  PPM America, Inc.,
                                           its manager


                                      By:_________________________________
                                         Name:
                                         Title:



                                      PPM AMERICA PRIVATE EQUITY FUND L.P.

                                      By:  PPM America Capital Partners, LLC,
                                           its general partner


                                      By:_________________________________
                                         Name:
                                         Title:



                                      By:_________________________________
                                         Name:
                                         Title:

                                      ABBOTT CAPITAL PRIVATE EQUITY FUND III,
                                        L.P.

                                      By:  Abbott Capital Private Equity
                                           Partners III, L.P., its general
                                           partner

                                           By: Abbott Capital Management, L.L.C.
                                               its general partner


                                      By:_________________________________
                                         Name:
                                         Title:


                                      BNY PARTNERS FUND L.L.C.

                                      By:  BNY Private Investment Management,
                                           Inc., Member Manager


                                      By:_________________________________
                                         Name:
                                         Title:


                                      NEW YORK LIFE CAPITAL PARTNERS II L.P.

                                      By:  NYLCAP Manager LLC, its Investment
                                           Manager


                                      By:_________________________________
                                         Name:
                                         Title:


                                     THE BOARD OF TRUSTEES OF THE TEXAS GROWTH
                                        FUND II, AS TRUSTEE FOR THE TEXAS GROWTH
                                        FUND II - 1998 TRUST

                                      By:  TGF II Management, L.P., as
                                           Executive Director

                                      By:  TGF Management Corp., as
                                           General Partner


                                      By:_________________________________
                                         Name:
                                         Title:

                                      WESTON PRESIDIO CAPITAL III, L.P.



                                      By:_________________________________
                                         Name:
                                         Title:


                                      WESTON PRESIDIO CAPITAL IV, L.P.



                                      By:_________________________________
                                         Name:
                                         Title:


                                      WPC ENTREPRENEUR FUND, L.P.


                                      By:_________________________________
                                         Name:
                                         Title:


                                      WPC ENTREPRENEUR FUND II, L.P.


                                      By:_________________________________
                                         Name:
                                         Title:


                                      LIBERTY MUTUAL INSURANCE COMPANY



                                      By:_________________________________
                                         Name:
                                         Title:



                                      NATIONAL CITY EQUITY PARTNERS, INC.


                                      By:_________________________________
                                         Name:
                                         Title:

                                      GREAT LAKES CAPITAL INVESTMENTS IV, LLC




                                      By:_________________________________
                                         Name:
                                         Title:


                                      3755428 CANADA INC.


                                      By:_________________________________
                                         Name:
                                         Title:

                            EXECUTIVE SIGNATURE PAGE



                                      ____________________________________
                                      MICHAEL CAPORALE, JR.



                                      ____________________________________
                                      KENNETH L. BLOOM



                                      ____________________________________
                                      D. KEITH LAVANWAY

                                                                      SCHEDULE I


                               PREFERRED HOLDERS

AM Holding Limited

AM Equity Limited

AM Investments Limited

Associated Equity Limited

Associated Investments Limited

                                                                     SCHEDULE II


                              FINANCIAL INVESTORS

Name                                         Notice Address

BancBoston Capital Inc.                      175 Federal Street, 10th Floor
                                             Boston, MA  02110
                                             Attention:  Timothy H. Robinson

Private Equity Portfolio Fund, II, LLC       175 Federal Street, 10th Floor
                                             Boston, MA  02110
                                             Attention:  John A. DeSisto

GE Capital Equity Capital Group, Inc.        Patrick Kocsi
                                             120 Long Ridge Road
                                             Stamford, CT  06927
                                             Facsimile:  203-357-6527

National City Equity Partners, Inc.          Steve Pattison
                                             Principal
                                             1965 E. 6th St.
                                             Suite 1010
                                             Cleveland, OH  44114

Great Lake Capital Investments, IV, L.L.C.   Steve Pattison
                                             Principal
                                             1965 E. 6th St.Suite 1010
                                             Cleveland, OH  44114

Liberty Mutual Insurance Company             175 Berkeley Street, 18G
                                             Boston, MA  02116
                                             Attention:  Jeff Moy

PPM America Private Equity Fund LP           c/o PPM America
                                             225 West Wacker Drive
                                             Suite 1200
                                             Chicago, IL  60606

Old Hickory Fund I, LLC                      c/o PPM America
                                             225 West Wacker Drive
                                             Suite 1200
                                             Chicago, IL  60606

Abbott Capital Private Equity Fund III,      Abbott Capital Management, LLC
  L.P.                                       1211 Avenue of the Americas -
                                               Suite 4300
                                             New York, New York  10036

BNY Partners Fund L.L.C.                     c/o The Bank of New York
                                             1290 Avenue of the Americas
                                             New York, NY  10104
                                             Attention:  Burt Siegel

New York Life Capital Partners II L.P.       51 Madison Avenue
                                             Room 3009
                                             New York, NY  10010
                                             Attention:  Steven Beneveto

The Texas Growth Fund II - 1998 Trust        Barry Twomey
                                             TGF Management Corp.
                                             111 Congress St. 2900
                                             Austin, TX  78701
                                             Facsimile:  512 322-3101

Weston Presidio Capital III, L.P.            Kevin Hayes
Weston Presidio Capital IV, L.P.             Elise McGinty
WPC Entrepreneur Fund, L.P.                  200 Clarendon
WPC Entrepreneur Fund II, L.P.               50th Floor
                                             Boston, MA  02116
                                             (617) 928-2515 (Fax)

3755428 Canada Inc.                          Dennis W. Vollmershausen
                                             P.O. Box 23030
                                             Woodstock, Ontario
                                             Canada N4T 1R9
                                             (519) 537-8928 (Fax)

                                             3700 Crestwood Parkway NW
                                             Suite 1000
                                             Duluth, Georgia  30096

                                  SCHEDULE III



                EQUITY SECURITIES TO BE HELD BY THE STOCKHOLDERS



                                                          Non-           Class A      Class A       Class B          Class B
                                                          Voting         Series I     Series II     Series I         Series II
                                                          Preferred      Common       Common        Common           Common
Investor                                       Voting     Stock          Stock        Stock         Stock            Stock
-------                                        ------     ---------      --------     ---------     --------         ----------


Harvest III LP                                    0             0           0            0           131,978                 0
Harvest III GbR                                   0             0           0            0            18,022                 0
Harvest IV LP                                     0             0           0            0           273,000                 0
Harvest IV Kg                                     0             0           0            0            77,000                 0
BancBoston Capital Inc.                           0             0           0            0                 0            91,488
Private Equity Portfolio Fund II, LLC             0             0           0            0                 0            18,298
GE Capital Equity Capital Group Inc.              0             0           0            0                 0            73,190
National City Equity Partners, Inc.               0             0           0            0                 0            62,212
Great Lakes Capital Investments IV, LLC           0             0           0            0                 0            10,979
Liberty Mutual Insurance Company                  0             0           0            0                 0           137,232
Old Hickory Fund I LLC                            0             0           0            0                 0             1,372
PPM America Private Equity Fund LP                0             0           0            0                 0           181,603
Abbott Capital Private Equity Fund III            0             0           0            0                 0            56,000
BNY Partners Fund L.L.C.                          0             0           0            0                 0             4,000
New York Life Capital Partners II LP              0             0           0            0                 0           100,000
Texas Growth Fund                                 0             0           0            0                 0           182,976
Weston Presidio Capital III                       0             0           0            0                 0            65,992
Weston Presidio Capital IV                        0             0           0            0                 0           156,986
WPC Entrepreneur Fund, L.P.                       0             0           0            0                 0             3,256
WPC Entrepreneur Fund II, L.P.                    0             0           0            0                 0             2,485
Michael Caporale, Jr.                             0             0           0            0                 0            71,688
Kenneth L. Bloom                                  0             0           0            0                 0             6,426
D. Keith LaVanway                                 0             0           0            0                 0             6,688
3755428 Canada Inc.                               0             0           0            0                 0             1,319
AM Holding Limited                           46,664       150,635           0            0                 0                 0
AM Equity Limited                           113,334       365,846           0            0                 0                 0
AM Investments Limited                      113,334       365,846           0            0                 0                 0
Associated Equity Limited                   113,334       365,846           0            0                 0                 0
Associated Investments Limited              113,334       365,846           0            0                 0                 0

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                              CERTAIN DEFINITIONS

SECTION 1.1 Certain Definitions...............................................2

                                   ARTICLE II

                         TRANSFER OF EQUITY SECURITIES

SECTION 2.1 Restrictions.....................................................15
SECTION 2.2 Permitted Transfers..............................................17
SECTION 2.3 Tag-Along Rights.................................................18
SECTION 2.4 Drag-Along Rights................................................20
SECTION 2.5 Grant of Preemptive Rights to Stockholders.......................22

                                  ARTICLE III

                              REGISTRATION RIGHTS

SECTION 3.1 Required Registration............................................23
SECTION 3.2 Incidental Registration..........................................25
SECTION 3.3 Registration Procedures..........................................27
SECTION 3.4 Preparation; Reasonable Investigation............................30
SECTION 3.5 Rights of Requesting Holders.....................................30
SECTION 3.6 Registration Expenses............................................30
SECTION 3.7 Indemnification; Contribution....................................31
SECTION 3.8 Holdback Agreements; Registration Rights to Others...............33
SECTION 3.9 Availability of Information......................................33
SECTION 3.10 Additional Registration Rights..................................33

                                   ARTICLE IV

                       GOVERNANCE AND STOCKHOLDER MATTERS

SECTION 4.1 Board of Directors...............................................34
SECTION 4.2 Observation Rights...............................................37
SECTION 4.3 Certain Governance Matters.......................................37
SECTION 4.4 Rights of Investcorp Investors...................................40
SECTION 4.5 Rights of Existing Investors.....................................42
SECTION 4.6 Additional Mutual Rights.........................................43
SECTION 4.7 Recapitalizations................................................44
SECTION 4.8 Mezzanine Notes..................................................45

                                   ARTICLE V

                           CERTAIN REGULATORY MATTERS

SECTION 5.1 Regulatory Problem...............................................46

                                   ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.1 Entire Agreement.................................................46
SECTION 6.2 Captions; Rules of Interpretation................................46
SECTION 6.3 Counterparts.....................................................47
SECTION 6.4 Notices..........................................................47
SECTION 6.5 Successors and Assigns; Additional Stockholders..................49
SECTION 6.6 GOVERNING LAW....................................................49
SECTION 6.7 Submission to Jurisdiction.......................................49
SECTION 6.8 Remedies; Jury Trial.............................................50
SECTION 6.9 Benefits Only to Parties.........................................51
SECTION 6.10 Termination; Survival of Benefits...............................51
SECTION 6.11 Publicity.......................................................51
SECTION 6.12 Confidentiality.................................................51
SECTION 6.13 Expenses........................................................52
SECTION 6.14 Amendments; Waivers.............................................52
SECTION 6.15 Transaction with Affiliates.....................................52

                                  ARTICLE VII

                 TERMINATION OF HOLDINGS STOCKHOLDERS AGREEMENT

SECTION 7.1 Termination of Holdings Stockholders Agreement...................53